UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __ )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2) )
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Online Resources Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ONLINE RESOURCES CORPORATION
4795 Meadow Wood Lane
Chantilly, VA 20151
March 16, 2009

Dear Stockholder:

On behalf of the Board of Directors and management, I cordially invite you to attend our 2009 Annual Meeting of Stockholders to be held at 2:00 P.M. (EDT) on Wednesday, May 6, 2009 at the Washington Dulles Hilton, located at 13869 Park Center Road, Herndon, Virginia 20171. The attached notice of 2009 Annual Meeting and proxy statement describe the business we will conduct at the meeting and provide information about Online Resources Corporation that you should consider when you vote your shares.

When you have finished reading the proxy statement, please promptly vote your shares by marking, signing, dating and returning the WHITE proxy card in the enclosed envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,

Matthew P. Lawlor
Chairman of the Board and
Chief Executive Officer

ONLINE RESOURCES CORPORATION
4795 Meadow Wood Lane
Chantilly, VA 20151

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

The Stockholders of Online Resources Corporation:

Notice is hereby given that the 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting” or the “meeting”) of Online Resources Corporation (“Online Resources”) will be held on Wednesday, May 6, 2009, at 2:00 P.M. (EDT) at the Washington Dulles Hilton, located at 13869 Park Center Road, Herndon, Virginia 20171, for the following purposes:

1. To elect three directors to serve three-year terms expiring in 2012.

2.	To ratify the appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2009.

3. To consider any other business that is properly presented at the meeting.

All stockholders are cordially invited to attend the 2009 Annual Meeting in person. However, whether or not you plan to attend the meeting in person, you are urged to mark, date, sign and return the enclosed WHITE proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the meeting. If you submit your proxy and then decide to attend the meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

Stockholders of record at the close of business on March 9, 2009 (the “Record Date”) are the only stockholders entitled to notice of and to vote at the 2009 Annual Meeting. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of our Secretary at 4795 Meadow Wood Lane, Chantilly, VA 20151.

In order to obtain directions to attend the 2009 Annual Meeting in person, please call Beth Halloran, Senior Director, Corporate Communications, at 703-653-2248.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2009

Pursuant to new rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to these proxy statement materials (which includes this proxy statement, a proxy card and Online Resources Corporation’s 2009 Annual Report) both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of such materials on the internet. The proxy statement, Online Resources Corporation’s 2009 Annual Report and a proxy card are available at
http://materials.proxyvote.com/68273G.

BY ORDER OF THE BOARD OF DIRECTORS

Michael C. Bisignano
Vice President, General Counsel and Secretary
Dated March 16, 2009

YOUR VOTE IS EXTREMELY IMPORTANT THIS YEAR IN LIGHT OF THE PROXY CONTEST BEING CONDUCTED BY TENNENBAUM CAPITAL PARTNERS, LLC AND CERTAIN OF ITS AFFILIATES

*** CAUTION ***

TENNENBAUM CAPITAL PARTNERS, LLC AND CERTAIN OF ITS AFFILIATES (“TCP”) HAVE NOMINATED MESSRS. JOHN DORMAN, EDWARD D. HOROWITZ AND BRUCE A. JAFFE FOR ELECTION TO ONLINE RESOURCES CORPORATION’S BOARD OF DIRECTORS AT THE 2009 ANNUAL MEETING. THE BOARD OF DIRECTORS AND MANAGEMENT FIRMLY BELIEVE THAT THE ELECTION OF TCP’S NOMINEES WOULD BE CONTRARY TO THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. OUR BOARD OF DIRECTORS INTENDS TO NOMINATE FOR ELECTION AS DIRECTORS THE THREE PERSONS NAMED IN PROPOSAL NO. 1 IN THE PROXY STATEMENT ACCOMPANYING THIS NOTICE, EACH OF WHOM IS CURRENTLY SERVING AS A DIRECTOR OF THE COMPANY. WE BELIEVE THAT ONLINE RESOURCES’ CURRENT BOARD OF DIRECTORS HAS THE INDEPENDENCE, KNOWLEDGE AND COMMITMENT TO NAVIGATE THE COMPANY THROUGH THE RAPIDLY CHANGING MARKET ENVIRONMENT AND TO DELIVER VALUE FOR THE COMPANY AND ITS STOCKHOLDERS.

Whether or not you plan to attend the meeting, and whatever the number of shares you own, please complete, sign, date and promptly return the enclosed WHITE proxy/voting instruction card. Please use the accompanying envelope, which requires no postage if mailed in the United States. Alternatively, if you own shares in “street name” through a bank, broker or other nominee, you may vote your shares by telephone or Internet by following the instructions on the proxy/voting instruction form. Please note, however, that if you wish to vote at the meeting and your shares are held of record by a broker, bank or other nominee, you must obtain a proxy issued in your name from that record holder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD. THE BOARD URGES YOU NOT TO SIGN ANY BLUE PROXY CARDS SENT TO YOU BY TCP. IF YOU HAVE PREVIOUSLY SIGNED A BLUE PROXY CARD SENT TO YOU BY TCP, YOU CAN REVOKE IT BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED. EVEN IF YOU HAVE PREVIOUSLY SIGNED A PROXY CARD SENT BY TCP, YOU HAVE THE RIGHT TO CHANGE YOUR VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. ONLY THE LATEST DATED PROXY YOU SUBMIT WILL BE COUNTED.

PLEASE NOTE:  Michael E. Leitner, a member of Online Resources’ Board of Directors, is a Managing Partner of TCP and is a participant in the solicitation of proxies by TCP to elect Messrs. Dorman, Horowitz and Jaffe to Online Resources’ Board of Directors, as well as a deemed participant, under SEC rules and regulations in the solicitation of proxies by the Board of Directors. Mr. Leitner has abstained from voting on this proxy solicitation by the Board of Directors with respect to the election of directors at the 2009 Annual Meeting.

If you have any questions or need assistance in voting your shares of Online Resources Corporation’s common stock, please call Morrow & Co., LLC at (800) 607-0088.

ONLINE RESOURCES CORPORATION
4795 Meadow Wood Lane
Chantilly, VA 20151
703-653-3100

PROXY STATEMENT FOR ONLINE RESOURCES CORPORATION
2009 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE 2009 ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because Online Resources Corporation’s Board of Directors (the “Board of Directors” or the “Board”) is soliciting your proxy to vote at the 2009 Annual Meeting and any adjournments of the meeting. This proxy statement summarizes the information you need to know to vote at the 2009 Annual Meeting.

On March 16, 2009, we began sending this proxy statement, the attached notice of 2009 Annual Meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Although not part of this proxy statement, we are also sending our 2008 Annual Report, which includes our consolidated financial statements for the fiscal year ended December 31, 2008. You can also find a copy of our 2008 Annual Report on Form 10-K on the Internet through the SEC’s electronic data system called IDEA at www.sec.gov or through the Investors section of our website at www.orcc.com.

Who Can Vote?

Only stockholders who owned Online Resources Corporation common stock at the close of business on March 9, 2009 (the “Record Date”) are entitled to vote at the 2009 Annual Meeting. On the Record Date, there were [          ] shares of Online Resources Corporation common stock outstanding and entitled to vote, and 75,000 shares of Series A-1 Preferred Stock outstanding, convertible into 4,621,570 shares of Online Resources Corporation common stock, and entitled to vote on an as-converted basis.

You do not need to attend the 2009 Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any registered stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.

How Many Votes Do I Have?

Each share of Online Resources common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the 2009 Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the 2009 Annual Meeting. If you are a registered stockholder, that is your shares are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates, you may vote:

•	By mail. Complete and mail the enclosed WHITE proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	In person at the meeting. If you attend the meeting, you may deliver your completed WHITE proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	By Internet or by telephone. Follow the instructions attached to the WHITE proxy card to vote by Internet or telephone.

•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a legal proxy from the broker or other nominee and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a legal proxy from your broker. You will also need to sign a ballot in order to have your vote counted.

How Does the Board of Directors Recommend that I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director named in this proxy statement; and

•	“FOR” ratification of the selection of our independent auditors for the year ending December 31, 2009.

If any other matter is presented at the 2009 Annual Meeting, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that are to be acted on at the 2009 Annual Meeting, other than those discussed in this proxy statement.

What Should I Do if I Receive a Proxy Card from TCP?

TCP has provided notice that they have nominated their own slate of three (3) nominees for election as directors at the annual meeting and solicit proxies for use at the annual meeting to vote in favor of their own slate in opposition to all of the nominees named in Proposal No. 1. You may receive proxy solicitation materials from TCP, including an opposition proxy statement and proxy card. OUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY TCP. Even if you have previously signed a proxy card sent by TCP, you have the right to change your vote by signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy you submit will be counted. We urge you to disregard any proxy card sent to you by TCP or any person other than the Company.

We are not responsible for the accuracy of any information provided by TCP contained in any proxy solicitation materials filed or disseminated by, or on behalf of, TCP or any other statements that TCP may otherwise make. TCP chooses which stockholders receive their proxy solicitation materials.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before the meeting. You may revoke your proxy in any one of the following ways:

•	signing a new proxy card and submitting it as instructed above;

•	if your shares are held in street name, re-voting by Internet or by telephone as instructed above, only your latest Internet or telephone vote will be counted;

•	notifying Online Resources Corporation’s Secretary in writing before the 2009 Annual Meeting that you have revoked your proxy; or

•	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it. You must also execute a new proxy card or ballot in order to revoke a previously voted proxy card.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?”

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” your shares will not be voted. For this reason, we encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire and may not be counted in connection with certain matters (as described below).

What Vote is Required to Approve Each Proposal?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected. Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or vote FOR some of the nominees and WITHHOLD your vote from the other nominees.

Proposal 2: Ratify Selection of Auditors	The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the 2009 Annual Meeting is required to ratify the selection of independent auditors. We are not required to obtain the approval of our stockholders to select our independent accountants; however, if our stockholders do not ratify the selection of KPMG LLP as our independent accountants for 2009, the Audit Committee of our Board of Directors will reconsider its selection.

What Effect Do Withhold Votes, Abstentions and Broker Non-Votes Have on the Proposals?

In all matters other than the election of directors, abstentions have the same effect as votes “AGAINST” a matter. For the election of directors, abstentions and votes that are withheld will not be included in the vote tally. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, a broker may not be entitled to vote shares held for a beneficial owner on certain non-routine items, such as contested director elections, absent instructions from the beneficial owners of such shares. For brokerage accounts that are sent proxy materials by TCP, all items on the proxy card will be considered non-routine matters. Thus, if you do not give your broker specific instructions, your shares may be treated as “broker non-votes” and may not be voted on these matters and, in such event, your shares will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists.

We urge you to provide instructions to your broker so that your votes may be counted on these matters. You should vote your shares by following the instructions provided on the WHITE voting instruction card and returning your WHITE voting instruction card to your broker to ensure that your shares are voted on your behalf.

Is Voting Confidential?

We will keep all the proxy cards, ballots and voting tabulations private. We will only let [          ], our Inspectors of Election, Broadridge Financial Solutions (“Broadridge”), our proxy distributor, and Morrow & Co., LLC (“Morrow & Co.”), our proxy solicitor, examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements.

Who Will Count the Votes?

A representative of [          ], an independent voting services company, will tabulate the votes and act as Inspector of Elections.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies, including expenses in connection with preparing and mailing this proxy statement. We will reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding proxy materials to such beneficial owners. We have also agreed to indemnify Broadridge against certain liabilities arising under federal securities laws.

We have also retained Morrow & Co. for a fee of $75,000, plus reimbursement of out-of-pocket expenses, as part of its regular services, to assist our Board of Directors in the proxy solicitation. Morrow & Co. has informed us that it intends to employ approximately 40 persons to solicit proxies. Our Board of Directors and employees also may solicit proxies using the Internet, telephone, fax, email or in person. We will not pay our employees and Board of Directors any additional compensation for these services. Our expenses related to the solicitation (in excess of those normally spent for an annual meeting with an uncontested director election and excluding salaries and wages for our regular employees and officers) currently are expected to be approximately $650,000, of which, approximately $320,000 has been spent to date.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock at the record date is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Where Do I Attend the Meeting?

The 2009 Annual Meeting will be held at 2:00 P.M. (EDT) on Wednesday, May 6, 2009 at the Washinton Dulles Hilton, located at 13869 Park Center Road, Herndon, Virginia 20171. When you arrive at the Washington Dulles Hilton, signs will direct you to the appropriate meeting rooms. You need not attend the 2009 Annual Meeting in order to vote. In order to obtain directions to attend the 2009 Annual Meeting in person, please call Beth Halloran, Senior Director, Corporate Communications, at 703-653-2248. If you attend the 2009 Annual Meeting and you are a registered stockholder, you may also submit your vote in person and any previous votes that you submitted by proxy will be superseded by the vote that you cast at the 2009 Annual Meeting.

Your vote at the 2009 Annual Meeting is extremely important for the future of
Online Resources Corporation

In addition to voting on the nominees being recommended by your current Board of Directors, you may be solicited for support for an alternate slate of director candidates chosen by TCP. Online Resources’ Board of Directors strongly urges you not to support their efforts and, instead, to vote for the Board of Directors’ slate of directors on Online Resources’ WHITE proxy card. We note that Michael E. Leitner, a member of Online Resources Corporation’s Board of Directors, is a Managing Partner of TCP and is a participant in the solicitation of proxies by TCP to elect its alternate slate, as well as deemed participant, under SEC rules and regulations in the solicitation of proxies by the Board of Directors. Mr. Leitner has abstained from voting on this proxy solicitation by the Board of Directors with respect to the election of directors at the 2009 Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 9, 2009 for (a) the executive officers named in the Summary Compensation Table set forth elsewhere in this proxy statement, (b) each of our current directors and director nominees, (c) all of our current directors, director nominees and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 9, 2009 pursuant to the exercise of options or warrants or the conversion of other securities to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the owners of our common stock named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on [          ] shares of common stock outstanding on March 9, 2009.

	Shares Beneficially Owned
Name and Address**	Number	Percent

Barclays Global Investors, NA(1) 400 Howard Street San Francisco, CA 94105	1,482,725	[ ]
ClearBridge Advisors, LLC(2) 620 8th Avenue New York, NY 10018	1,528,020	[ ]
Fidelity Management & Research Company, LLC(3) 82 Devonshire Street Boston, MA 02109	2,024,912	[ ]
Manning & Napier Advisors, Inc.(4) 290 Woodcliff Drive Fairport, NY 14450	1,690,550	[ ]
Schroder Investment Management North America, Inc.(5) 875 Third Avenue, 21st Floor New York, NY 10022	1,637,500	[ ]
Tennenbaum Capital Partners, LLC(6) 2951 28th Street, Suite 1000 Santa Monica, CA 90405	7,447,570	[ ]
Wellington Management Company, LLP(7) 75 State Street Boston, MA 02109	1,840,079	[ ]
Stephen S. Cole(8)	34,689	[ ]
Michael H. Heath(9)	65,942	[ ]
Michael E. Leitner(10)	7,447,570	[ ]
Janey A. Place(11)	9,864	[ ]
J. Heidi Roizen(12)	10,093	[ ]
Ervin R. Shames(13)	65,755	[ ]
Joseph J. Spalluto(14)	84,828	[ ]
William H. Washecka(15)	40,126	[ ]
Barry D. Wessler(16)	52,967	[ ]
Matthew P. Lawlor(17)	1,662,022	[ ]
Raymond T. Crosier(18)	427,859	[ ]
Catherine A. Graham(19)	173,983	[ ]
All current directors and executive officers and director nominees as a group (12 persons)(20)	10,075,698	[ ]

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

**	Addresses are given for beneficial owners of more than 5% of the outstanding common stock only. The addresses for our directors and executive officers is c/o Online Resources Corporation, 4795 Meadow Wood Lane, Chantilly, VA 20151.

(1)	This information is based solely on a Schedule 13G filed by Barclays Global Investors NA (“Barclays”) with the Securities and Exchange Commission on February 5, 2009. Barclays may be deemed the beneficial owner of these shares. Barclays, in its capacity as investment advisor, may be deemed the beneficial owner of these shares, which are owned by investment advisory client(s). To our knowledge no such client is known to have such right or power with respect to more than five percent of the common stock outstanding.

(2)	This information is based solely on a Schedule 13G filed by ClearBridge Advisors, LLC (“ClearBridge”) with the Securities and Exchange Commission on February 13, 2009. ClearBridge, in its capacity as investment advisor, may be deemed the beneficial owner of these shares, which are owned by investment advisory client(s). To our knowledge no such client is known to have such right or power with respect to more than five percent of the common stock outstanding.

(3)	This information is based solely on a Schedule 13G/A filed by Fidelity Management & Research, LLC (“FMR”) with the Securities and Exchange Commission on February 17, 2009. FMR may be deemed the beneficial owner of these shares.

(4)	This information is based solely on a Schedule 13G filed by Manning & Napier Advisors Inc (“Manning & Napier”) with the Securities and Exchange Commission on February 12, 2009. Manning & Napier, in its capacity as investment advisor, may be deemed the beneficial owner of these shares, which are owned by investment advisory client(s). To our knowledge no such client is known to have such right or power with respect to more than five percent of the common stock outstanding.

(5)	This information is based solely on a Schedule 13G/A filed by Schroder Investment Management North America Inc. (“Schroder”) with the Securities and Exchange Commission on February 13, 2009. Schroder, in its capacity as investment advisor, may be deemed the beneficial owner of these shares, which are owned by investment advisory client(s). To our knowledge no such client is known to have such right or power with respect to more than five percent of the common stock outstanding.

(6)	This information is based solely on a Schedule SC 13D/A filed by Tennenbaum Capital Partners LLP (“TCP”) with the Securities and Exchange Commission on February 6, 2009. TCP may be deemed the beneficial owner of these shares.

(7)	This information is based solely on a Schedule 13G filed by Wellington Management Company LLP (“Wellington”) with the Securities and Exchange Commission on February 17, 2009. Wellington, in its capacity as investment advisor, may be deemed the beneficial owner of these shares, which are owned by investment advisory client(s). To our knowledge no such client is known to have such right or power with respect to more than five percent of the common stock outstanding.

(8)	Includes 19,799 shares issuable upon exercise of options to purchase common stock.

(9)	Includes 49,408 shares issuable upon the exercise of options to purchase common stock.

(10)	Mr. Leitner serves on the Board of Directors as the appointed designee of the holders of our Series A-1 Preferred Stock for whom Tennenbaum Capital Partners serves as the advisor. This information is based solely on a Schedule SC 13D/A filed by TCP with the Securities and Exchange Commission on February 6, 2009. He disclaims any beneficial ownership of these shares.

(11)	Includes 7,203 shares issuable upon the exercise of options to purchase common stock.

(12)	Includes 7,203 shares issuable upon the exercise of options to purchase common stock.

(13)	Includes 39,665 shares issuable upon the exercise of options to purchase common stock.

(14)	Includes 42,933 shares issuable upon the exercise of options to purchase common stock .

(15)	Includes 25,121 shares issuable upon the exercise of options to purchase common stock.

(16)	Includes 21,108 shares issuable upon the exercise of options to purchase common stock.

(17)	Includes 398,450 shares of common stock issuable upon exercise of options to purchase common stock. Of the total shares, 11,629 shares are held by the Rosemary K. Lawlor Trust, 97,229 shares are held by the Rosemary K. Lawlor Irrevocable Trust, 97,230 shares are held by the Matthew P. Lawlor Irrevocable Trust, 10,000 shares are held by his mother, Mary M. Lawlor, and 200,000 are held as a GRAT.

(18)	Includes 283,991 shares issuable upon the exercise of options to purchase common stock. Of the total shares, 6,250 and 1,400 shares are held of record by Deborah Crosier (Mr. Crosier’s wife) and Jennifer Wisdom (Mr. Crosier’s daughter), respectively.

(19)	Includes 146,693 shares issuable upon the exercise of options to purchase common stock.

(20)	Includes 996,574 shares issuable upon the exercise of options to purchase common stock. See also notes 8 through 19 above for further details concerning such options. Includes 4,621,570 shares issuable upon the conversion of convertible preferred stock.

BOARD OF DIRECTORS AND OFFICERS

Composition of the Board

Our Bylaws provide that our business is to be managed by or under the direction of our Board of Directors. The members of our Board of Directors are divided into three classes for purposes of election. Our practice has been to elect one class, representing about one-third of the members of the Board, at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of ten members, classified into three classes as follows: (1) William H. Washecka, Stephen S. Cole and Joseph J. Spalluto constitute a class with a term ending at the 2011 annual meeting (the “Class I Directors”); (2) Matthew P. Lawlor, Ervin R. Shames and Barry D. Wessler constitute a class with a term ending at the 2010 annual meeting (the “Class III Directors”) and (3) Michael H. Heath, Janey A. Place and J. Heidi Roizen constitute a class with a term ending at the upcoming 2009 Annual Meeting (the “Class II Directors”). Michael E. Leitner is the appointed designee of the holders of our Series A-1 Preferred Stock for whom TCP serves as the advisor, and he is not a member of a class.

Nominees

The Governance Committee recommended and the Board of Directors voted to nominate Michael H. Heath, Janey A. Place and J. Heidi Roizen for election at the 2009 Annual Meeting, each of whom has consented to be nominated and to serve, if elected. The directors elected by the stockholders at the annual meeting to serve on the Board will serve until the 2012 annual meeting of stockholders, and until their successors are elected and qualified.

Since Mr. Heath, Ms. Place and Ms. Roizen are currently directors of the Company, detailed information regarding their background is included in the “Director and Nominee Information” section below.

Director and Nominee Information

Set forth below are the names of the directors whose terms do not expire this year and the persons nominated for election to the Board of Directors at the annual meeting, their ages, their offices in Online Resources Corporation, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position

Matthew P. Lawlor	61	Chairman of the Board and Chief Executive Officer
Stephen S. Cole(1)(5)(6)	58	Director and Chairman of Risk Management Committee
Michael H. Heath(2)(3)	67	Director, Lead Independent Director and Chairman of the Governance Committee
Michael E. Leitner(4)	41	Director
Janey A. Place(1)(5)(6)	63	Director
J. Heidi Roizen(2)(3)(4)	50	Director
Ervin R. Shames(1)(2)(4)	68	Director and Chairman of Management Development and Compensation Committee
Joseph J. Spalluto(1)(2)(4)	49	Director and Chairman of Corporate Finance Committee
William H. Washecka(3)(5)(6)	61	Director and Chairman of Audit Committee
Barry D. Wessler(3)(5)(6)	65	Director and Chairman of IT & Security Committee

(1)	Member of the Management Development and Compensation Committee

(2)	Member of the Governance Committee

(3)	Member of the Audit Committee

(4)	Member of the Corporate Finance Committee

(5)	Member of the IT & Security Committee

(6)	Member of the Risk Management Committee

Matthew P. Lawlor is a co-founder of Online Resources Corporation and has served as Chairman and Chief Executive Officer since March 1989. He formerly served with Chemical Bank (now JP Morgan Chase), where he headed a regional consumer branch division and the bank’s international equity investment company. He also founded a venture development firm and served in the White House Office of Management and Budget. Mr. Lawlor is active in industry affairs, having founded and chaired the eFinancial Enablers Council, a group of senior Internet executives whose firms serve the financial services industry. Mr. Lawlor has a BS in mechanical engineering from the University of Pennsylvania and a MBA from Harvard University.

Stephen S. Cole has been a director since May 2005 and since 2001 has served as the President and Chief Executive Officer of YMCA of Metropolitan Chicago. From 1986-2001, Mr. Cole was President and Chief Executive Officer of Cash Station, Inc., an electronic banking company. Previously, Mr. Cole served in a variety of management positions for 14 years at First National Bank of Chicago. He serves as a director emeritus of Electronic Funds Transfer Association. Mr. Cole received a BA from Lake Forest College.

Michael H. Heath has been a Director since March 1989 and since 1991 has been the President of Convention Guides, a publisher of city guidebooks. He served as President of Online Resources Corporation from January 1995 to October 1997. Mr. Heath also served as President of MediaNews, which owned the Denver Post and the Houston Post, and held several senior management positions with Chemical Bank. Mr. Heath received a BA from Williams College and a MBA from Harvard University.

Michael E. Leitner has been a director since February 2007, serving as the appointed designee of the holders of our Series A-1 Preferred Stockholders for whom TCP is the advisor. Mr. Leitner has served as a managing director of TCP since 2007, and served as partner of TCP from 2005 to 2007. Prior to joining TCP in 2005, Mr. Leitner served as Senior Vice President of Corporate Development for WilTel Communications from 2004 to 2005 and served as President and Chief Executive Officer of GlobeNet Communications from 2002 to 2004. Mr. Leitner also has held senior corporate development positions with Microsoft Corporation and 360networks and was a Vice President in the M&A group at Merrill Lynch. Mr. Leitner currently serves as the designee of TCP on the boards of ITCDeltaCom, Inc., Anacomp, Inc. and Wild Blue Communications and serves on the board of Ticketmaster, Inc. Mr. Leitner holds a BA in Economics from the University of California, Los Angeles and a MBA from the University of Michigan.

Janey A. Place has been a director since July 2008 and since 2004 has served as Chief Executive Officer of DigitalThinking, a strategic banking and technology consulting firm. Prior to that she served for fourteen years in executive management positions at Wells Fargo, Bank of America and Mellon Financial Services. Her responsibilities included innovation, payments strategy, technology strategy and management and web services. In 2007, Ms. Place was recognized by BTN Magazine as number 5 of the 20 Financial Services innovators over the last 20 years. She also served as President of the Financial Services Technology Consortium, a leading banking technology industry group. Ms. Place received a BA, MA and Ph.D. from the University of California, Los Angeles.

J. Heidi Roizen has been a director since July 2008 and since July 2007 has served as the CEO of Skinny Little Things, LLC (d/b/a SkinnySongs), a motivational media company which she founded. From 1999 to 2007 she served as a Managing Director of Mobius Venture Capital, a venture capital firm, and from 2003 to 2007 she was a board member and chair-elect of the National Venture Capital Association. Ms. Roizen was co-founder and CEO of T/Maker, a software provider acquired by Deluxe Corporation in the mid-1990s. Ms. Roizen received an AB from Stanford University and an MBA from the Stanford Graduate School of Business.

Ervin R. Shames has been a director since January 2000. From 1996 to 2008 he was a visiting lecturer in consumer marketing at the University of Virginia’s Darden School of Business. From 1993 to 1995, Mr. Shames served as President and Chief Executive Officer of Borden, Inc., a consumer marketing company. Previously, he served as President of both General Foods USA and Kraft USA. He also served as Chairman, President and Chief Executive Officer of Stride Rite Corporation. Mr. Shames currently serves on the board of directors of Choice Hotels and is the non-executive Chairman of the Board of Select Comfort Corporation. Mr. Shames holds a BS/ BA from the University of Florida and a MBA from Harvard University.

Joseph J. Spalluto has been a director since May 1995 and since 1989 has been a Managing Director of corporate finance for Keefe Bruyette & Woods, Inc., an investment banking firm specializing in the financial services industry, which he joined in 1981. During the past year, Mr. Spalluto was promoted to Executive Vice President. Mr. Spalluto received a BA from Amherst College and a JD from the University of Connecticut School of Law.

William H. Washecka has been a director since February 2004 and currently serves on the boards of directors of Avalon Pharmaceuticals, Inc. and Authentech, Inc. From November 2004 to December 2006, he served as Chief Financial Officer of Prestwick Pharmaceuticals, which specialized in therapies for central nervous system disorders. From 2001 until 2002, Mr. Washecka served as Chief Financial Officer for USinternetworking, Inc., an enterprise and e-commerce software service provider. Previously, Mr. Washecka was a partner with Ernst & Young LLP, which he joined in 1972. He has a BS in accounting from Bernard Baruch College of New York and completed the Kellogg Executive Management Program. Mr. Washecka is a certified public accountant.

Barry D. Wessler has been a director since May 2000 and since 1995 has been a computer and communications consultant. Previously, Mr. Wessler co-founded GTE Telenet, an early packet switch service company (now Sprint Data). He also served as CEO of Plexsys International, a cellular telephone infrastructure manufacturer, and President of NetExpress, an international facsimile network company. In the 1960’s, while at the Advanced Research Projects Agency, Mr. Wessler directed research for ARPANet, the forerunner of the Internet. Mr. Wessler has a BSEE and MSEE from MIT and a Ph.D. in Computer Science from the University of Utah.

Director Independence

Our Board of Directors has determined that all of its members, with the exception of Matthew P. Lawlor, are independent from management under the current standards promulgated by the Securities and Exchange Commission and by the Nasdaq Global Select Market.

Lead Independent Director

In keeping with corporate governance best practices, the independent directors annually elect a Lead Independent Director who is vested with formal authority by the Board to provide independent oversight of the Board’s governance and function. The Lead Independent Director presides over all Board meetings at which the Chairman is not present (including all executive sessions), has the authority to call meetings of the independent directors and serves as a liaison between the Chairman and the independent directors. In that capacity, the Lead Independent Director approves the nature and scope of information distributed to the Board of Directors, the Board meeting agendas and the Board meetings schedules to ensure that sufficient time is allotted for discussion. Finally, the Lead Independent Director is available for consultation and direct communication with major shareholders.

Executive Sessions

The independent directors are required under our corporate governance guidelines to meet in executive session without management or any inside directors, and do so at least five times each year. Executive sessions are presided over by the Lead Independent Director.

Committees of the Board of Directors and Meetings

Meeting Attendance.  During the fiscal year ended December 31, 2008, there were nine meetings of our Board of Directors, and the various committees of the Board met a total of thirty-eight times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during 2008.

Management Development and Compensation Committee.  Our Management Development and Compensation (“MD&C”) Committee met five times during fiscal 2008. During fiscal 2008 the Committee had five members, Ervin R. Shames (Chairman since October), Stephen S. Cole (Chairman from January — October), Joseph J. Spalluto, Michael H. Heath (January — October) and Janey A. Place (since October). The MD&C Committee oversees our compensation and organizational matters. Specifically, the Committee reviews and approves management compensation policies, including target compensation levels for management that are based on industry benchmarks, the design of our annual bonus program and establishment of the program’s goals and the design of our long-term, equity-based incentive program. The Committee focuses, in particular, on the Chief Executive Officer (“CEO”) and the CEO’s direct reports. The Committee reviews and recommends goals for the CEO to the Board of Directors and evaluates the CEO together with the Board of Directors. In consultation with outside compensation experts, the Committee also designs and recommends to the Board of Directors the compensation policies for directors. In overseeing the our management development policies and practices, the Committee consults with the CEO on succession plans and more broadly assesses the development and contingency plans for senior management staff. Our Board of Directors has adopted a charter for the Committee, which is available at www.orcc.com. Please also see the report of the MD&C Committee set forth elsewhere in this proxy statement.

Governance Committee.  Our Governance Committee met seven times during fiscal 2008. During fiscal 2008 the Committee had five members, Michael H. Heath (Chairman), Michael E. Leitner (January — October), J. Heidi Roizen (since October), Joseph J. Spalluto and Ervin R. Shames. The Committee evaluates the Board’s and its Committees’ current composition, organization and governance processes. It also identifies and recommends qualified candidates for director consideration and election by stockholders. The Committee conducts an annual assessment of the Board. Together with outside updates on industry best practices, legal developments and new securities regulations, the Committee recommends changes and adoption of new processes. The Committee also oversees the development and implementation of a Code of Business Conduct and Ethics for all of our Directors, executive officers and employees and develops and recommends to the Board corporate governance guidelines that are applicable to us. The Chairman of the Corporate Governance Committee also serves as Lead Director in confidential sessions held by the Board without any member of management present. These confidential sessions are typically held five times per year, as part of our regularly scheduled Board meeting. For a description of the process used by the Committee in evaluating and recommending director nominees, see “Nomination Process” below. Our Board of Directors has adopted a charter for the Committee, which is available at www.orcc.com.

Audit Committee.  Our Audit Committee met eleven times during fiscal 2008. During fiscal 2008 the Committee had seven members, Barry D. Wessler (Chairman from January — October), William H. Washecka (Chairman since October), Stephen S. Cole (January — October), Michael H. Heath (since October), Debra A. Janssen (January — March), Michael E. Leitner (January — October) and J. Heidi Roizen (since October). A more detailed description of the functions of the Audit Committee can be found under “Report of the Audit Committee” set forth elsewhere in this proxy statement. Generally, the Committee oversees our accounting policies, consolidated financial statements and our internal audit function. The Audit Committee is governed by a written charter approved by the Board of Directors, which is available at www.orcc.com. The Board has determined that all members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the Nasdaq Global Select Market. The Board has determined that William H. Washecka is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-K. Our Board of Directors has adopted a charter for the Committee, which is available at www.orcc.com.

Corporate Finance Committee.  Our Corporate Finance Committee met eleven times during fiscal 2008. During fiscal 2008 the committee had five members, Ervin R. Shames (Chairman from January — October), Michael H. Heath (January — October), Joseph J. Spalluto (Chairman since October), Michael E. Leitner and J. Heidi Roizen (since October). Our Corporate Finance Committee consults with and advises management and the Board of Directors on merger and acquisition opportunities and related financing. The Committee oversees the post-transaction integration and eventual evaluation of any acquisitions, including the strategic rationale for the acquisition and a comparison of actual financial results to original forecasts for the acquisitions. The Committee further consults and advises us on capital formation policies and implementation. As part of this function, it oversees our treasury and investment management policies, including management of float associated with bill payment operations. The Committee also reviews long-term financial projections and stockholder valuation, and it reviews and recommends capital hurdle rates and our annual capital budget.

Risk Management Committee.  Our Risk Management Committee was established in October 2008 and met two times during fiscal 2008. During fiscal 2008 the committee had four members, Stephen S. Cole (Chairman), Barry D. Wessler, William H. Washecka and Janey A. Place. The Risk Management Committee assists management in identifying major risks associated with the Company’s activities and reviews management’s risk control policies to ensure consistent evaluation and mitigation of identified risk across the Company and management’s communication of those policies to the Board.

IT & Security Committee.  Our IT & Security Committee was established in October 2008 and met two times during fiscal 2008. During fiscal 2008 the committee had four members, Barry D. Wessler, (Chairman), William H. Washecka, Stephen S. Cole and Janey A. Place. The IT & Security Committee appraises the Company’s major information technology related projects and technology architecture decisions, confirms that the Company’s information technology programs effectively support the Company’s business objectives and strategies, and confirms the adequacy of the Company’s information technology security infrastructure.

Director Nomination Process

Our Governance Committee recommends candidates for nomination by the Board for election as directors. The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. In evaluating and determining whether to nominate a candidate for a position on our Board, the Committee will consider the criteria outlined in our corporate governance policy, which include high professional ethics and values, relevant management experience and a commitment to enhancing stockholder value. In evaluating candidates for nomination, the Committee utilizes a variety of methods. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2010 Annual Meeting of Stockholders using the procedures set forth in our Bylaws, it must follow the procedures described in “Stockholder Proposals and Nominations For Director.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating Committee, it should submit a recommendation to our Secretary at the address set forth on the first page of this proxy statement, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director.

Annual Stockholders’ Meeting Attendance

The following directors attended last year’s annual meeting of stockholders: Mr. Cole, Mr. Heath, Mr. Lawlor, Mr. Leitner, Mr. Shames, Mr. Spalluto, Mr. Washecka and Mr. Wessler.

Stockholder Communications with the Board of Directors

Generally, stockholders who have questions or concerns should contact our Corporate Communications Department at (703) 653-2248; however, any stockholders who wish to address questions regarding our business directly with the Board of Directors, including the non-management directors, should direct his or her questions to the Online Resources Corporation Board of Directors, c/o Corporate Secretary, Online Resources Corporation, 4795 Meadow Wood Lane, Chantilly, Virginia 20151. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit your correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

Executive Officers Who Are Not Directors

The following table sets forth certain information regarding our executive officers who are not also members of the Board of Directors. All of our executive officers are at-will employees.

Name	Age	Position

Raymond T. Crosier	54	President and Chief Operating Officer
Catherine A. Graham	48	Executive Vice President, Chief Financial Officer and Treasurer

Raymond T. Crosier joined Online Resources Corporation in January 1996 and initially served as our Senior Vice President of Client Services. In January 2001 he was elected as our President and Chief Operating Officer. He is responsible for managing our day-to-day operations. He has 24 years of experience with the financial services industry. Before joining us, he served as Vice President of Sales and Customer Service for TeleCheck International, a check verification and guarantee firm, from 1990 to 1996. TeleCheck was a subsidiary of First Financial Management Corp., which later merged with First Data Corporation. He served in a variety of other management positions at TeleCheck, including its national account division from 1989 to 1990 and its regional marketing divisions from 1977 to 1989. Mr. Crosier received a BA in Psychology from the University of Virginia.

Catherine A. Graham joined Online Resources Corporation in March 2002 and currently serves as Executive Vice President, Chief Financial Officer and Treasurer. She is responsible for general financial management with particular attention paid to broadening the investor base and exploring strategic business opportunities. She has 20 years of professional experience in financial disciplines, including technology, restaurant and banking companies. Ms. Graham most recently served as Chief Financial Officer of VIA NET.WORKS, Inc., then a publicly-held Internet service provider serving the international ISP markets with subsidiaries in multiple countries. From 1996 to 1998, she served as Vice President of Finance and Investor Relations Officer for Yurie Systems. Prior to her position with Yurie Systems, she served as Chief Financial Officer for Davco Restaurants, Inc., which was then the largest franchiser of Wendy’s restaurants with over 14,000 employees. Ms. Graham received a BA in Economics from the University of Maryland and a MBA from Loyola College.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of Online Resources Corporation’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Executive Summary

The Management Development and Compensation (MD&C) Committee of our Board of Directors is responsible for establishing and maintaining all of our executive officer and senior management compensation programs. These programs are designed to attract and retain qualified executives and managers, and reward them for delivering value to our shareholders.

Our compensation programs’ levels and design are based on pay-for-performance. We target base salary compensation at the 40th percentile of market, and provide variable compensation opportunities to earn total compensation between the 60th and 70th percentiles when we meet our financial and operating targets and outperform our peers. Our variable compensation programs provide for 1) cash and/or restricted stock equity compensation tied to performance measures, 2) time-vested equity compensation issued as options that have value only if our stock price increases following their date of grant, and 3) time-vested equity compensation issued as restricted stock for which the value increases and decreases with the price of our common stock.

In July 2007, the MD&C Committee asked Watson Wyatt to provide a pay-for-performance analysis of our executive compensation programs compared to our peer group. This analysis provided the potential and actual awards paid under the executive annual and long-term incentive plans which was then compared to company performance. The analysis concluded that the compensation paid to the executive officers and performance was misaligned because the amount of compensation lagged operating performance. In February 2009, the MD&C Committee again asked Watson Wyatt to provide a pay-for-performance analysis, which concluded that executive compensation was still below peer group compensation for comparable performance.

In 2008, the base salaries of the Chief Executive Officer, other executive officers and senior management were paid in cash. All annual and long-term incentive compensation was paid in equity. Through the grant of equity incentives, we seek to align the interests of our management team with the interests of our shareholders, by creating a direct link between compensation and shareholder return. We also believe that enabling our management team to achieve ownership in our Company at levels that are meaningful to them improves our ability to retain these employees. Further, as we offer no defined benefit retirement or pension plans, equity-based incentive grants are an important element in enabling our management team to build savings for retirement.

Between 62% and 82% of our executive officers’ 2008 target total direct compensation was granted in equity. Given the high reliance on pay for performance in our compensation structure, the MD&C Committee believes it is important to look at realized compensation versus target compensation. For example, in 2008 the Chief Executive Officer earned bonus compensation that was 65% of his 2008 target annual compensation because of financial performance shortfalls relative to Annual Compensation Plan targets. As all 2008 bonus compensation was paid in equity, and as the market price of our stock declined significantly between the grant and vesting dates, the market value of his earned bonus compensation was only 16% of its grant value. In total, the cash and market value the Chief Executive Officer’s 2008 annual compensation was approximately 58% of his target. Including the market value of long-term incentive compensation granted during 2008, and assuming full vesting of performance-vested shares, the cash and market value the Chief Executive Officer’s 2008 total direct compensation was approximately 37% of his target.

At the beginning of 2008, the MD&C Committee increased the target compensation of the Chief Executive Officer. This action was based on data compiled and presented by Watson Wyatt Worldwide showing that, contrary to our stated compensation philosophy, he was in the bottom quartile for total compensation despite company operating results which outperformed the peer group.

During 2008, economic factors negatively affected our financial performance relative to our plan. These factors included a sharp drop in interest rates, which reduced associated revenue and operating earnings by more than $5 million compared to 2007. While we still increased revenue, maintained earnings and generated cash flow during 2008, we did not meet our growth targets. The MD&C Committee, along with management, took a number of mid-cycle actions to respond to changing conditions and align the interests of our executive officers and senior managers with those of shareholders. These actions included:

•	Our executive officers and senior managers exchanged between 4% and 21% of their annual cash base salaries for equity during 2008 to further ensure our financial health and align their interests with those of shareholders.

•	Based on grant value, our executive officers earned 65% of their 2008 annual incentive compensation targets, reflecting the impact of steep interest rate declines as well as the impact of other economic and business factors on our revenue and earnings.

•	As 2008 annual incentive compensation was paid entirely in equity, the carrying value of the earned compensation at vesting was down 75% from its value at grant, reflecting the same stock price declines experienced by our shareholders.

•	The portion of both 2007 and 2008 long-term equity incentive grants that are linked to performance factors saw reduced probabilities of vesting at the end of their three-year performance periods based on 2008 interest rate declines and other economic factors impacting performance. Also, the carrying value of any performance-based equity that ultimately vests, along with the value of other time-vested equity, declined significantly from the values at which it was granted.

The MD&C Committee and management believe that the value of actual 2008 compensation received by our executives and managers reflected both our performance against targets and relative to our peers, and the market environment in which we are operating

For 2009, we have adjusted our compensation programs to reflect increased uncertainty with regard to the market environment and business factors that influence our financial and operating performance, and by extension, the value of shareholder equity.

•	We have implemented 5% across-the-board reductions to annual cash base salaries, reflecting generally lower market compensation levels.

•	The annual bonus plan will be paid entirely in restricted stock. The number of shares granted was calculated using a $4.00 share price, a [ ]% premium to the market price on the date of grant. The amount of shares that will actually vest is dependent upon performance.

•	The dollar value targets of our long-term incentive equity grants have been reduced by an average of 25%. The number of shares granted was calculated using a $4.00 share price, a [ ]% premium to the market price on the date of grant. Equity granted as options, however, still have exercise prices equal to the market price.

•	Other employee benefits programs have been curtailed.

•	Without considering the impact of issuing annual and long-term incentive equity grants at a premium to market price, we have reduced the total annual compensation opportunity for our executive officers by 13% to 20%.

The MD&C Committee, in conjunction with executive management, will continue to review its compensation and benefits programs throughout 2009 and make other adjustments if and as it believes necessary or prudent.

Compensation Philosophy and Objectives

•	A Meaningful Portion of Compensation Should be Performance-Based. We believe that variable compensation tied to company performance should represent a meaningful portion of total compensation for our executive officers and senior managers, and that the percentage of compensation tied to company performance should be highest for our executive officers.

•	57% of our Chief Executive Officer’s targeted 2008 compensation was “at-risk”, with 31% tied to the achievement of performance factors and an additional 26% in options that have value only if our stock price increases following their date of grant.

•	50% of our President’s targeted 2008 compensation was “at-risk”, with 34% tied to the achievement of performance factors and an additional 16% in options that have value only if our stock price increases following their date of grant.

•	46% of our Chief Financial Officer’s targeted 2008 compensation was “at-risk”, with 30% tied to the achievement of performance factors and an additional 16% in options that have value only if our stock price increases following their date of grant.

•	Our Compensation Programs Should Emphasize Stock Ownership. We believe that stock ownership is a valuable tool to align the interests of managers and employees with those of shareholders. Our Board of Directors has established specific stock ownership guidelines for themselves as well as for executive officers and certain senior managers. Much of this ownership can be accomplished through grants made as a part of the annual compensation of our Board members and under our long-term equity incentive plan, but open market purchases are encouraged to fill out or exceed the guidelines. We also provide the means for broader stock ownership by employees at all levels through our Employee Stock Purchase Plan.

•	82% of our Chief Executive Officer’s targeted 2008 compensation was granted in equity.

•	66% of our President’s targeted 2008 compensation was granted in equity.

•	62% of our Chief Financial Officer’s targeted 2008 compensation was granted in equity.

•	Our Compensation Programs Must Be Competitive. We need to hire, retain and motivate executive officers and senior managers with the requisite skills and experience to develop, expand and execute on our business opportunities, as this is essential to our success in providing value to shareholders. As such, we benchmark our compensation against companies in our industry sector or with similar operating characteristics. We target base salary compensation at the 40th percentile of market, with the opportunity to earn total compensation between the 60th and 70th percentiles when we meet our own targets and outperform our competition.

•	We Consider Total Compensation in Designing Our Programs. As a growth company, we seek executive officers and senior managers who are motivated by the desire to participate in building an expanding, profitable and high quality organization. Since this type of employee values participation in our growth as much or more than base salary, the Committee looks at the aggregate of our base salary, annual incentive and long-term equity incentive compensation plans when assessing the adequacy, appropriateness and competitiveness of our compensation structure.

•	Our Compensation Programs Should Reward both Company and Individual Performance. In determining annual incentive and long-term equity incentive awards, we look primarily to company performance and the performance of our peers. However, merit increases to base salaries are weighted towards individual performance and we have spot bonus and other recognition programs to reward individual achievement.

Compensation Program Design

The MD&C committee reviews the design of our total compensation program on a regular basis, incorporating recommendations and best practices communicated by its independent compensation consultants. For 2008, the MD&C Committee made two material modifications to plan design. The first was changing the allocation of long-term incentive grants among time-vested options, time-vested restricted stock and performance-vested restricted stock. The second was allowing our executive officers and senior managers to exchange a portion of base salary for equity during the year.

Our compensation program for executive officers and senior management currently consists of:

•	base salary,

•	annual cash or equity-based incentive compensation, and

•	long-term equity-based incentive compensation.

Our executive officers and senior management also participate in the broad-based benefits plans that are available to other employees and we avoid additional material perquisites.

We do not generally have employment agreements that provide for continued employment for any period of time or guarantee severance benefits upon termination without cause or for good reason. We do have a change in control severance plan for the benefit of the executive officers and certain members of senior management in the event of both i) a change in control of our Company and ii) termination of that person under specified circumstances within one year after the change in control. Additionally, we have entered into a limited number of severance agreements as a part of our acquisitions of other companies.

The MD&C Committee regularly requests benchmark compensation studies with regard to executive officer and senior management positions, to ensure that its decisions are based on current market information. It has engaged independent compensation consultants Watson Wyatt Worldwide to prepare these studies, with the two most recent studies being completed in July 2007 and February 2009. These studies provide relevant market data, trends and alternatives to consider when making compensation decisions, and the MD&C Committee uses the study information to construct management compensation plans that are intended to be both competitive and within established target ranges relative to market-median levels. Watson Wyatt and any other independent compensation consultants engaged by the Committee are not engaged by management in any other capacity so as to preserve their independence.

In making compensation decisions, the MD&C Committee compares total compensation and its components against a peer group of publicly traded companies recommended by Watson Wyatt. This peer group, which is reviewed and updated annually, consists of companies in the specific market sectors in which we compete and general industry companies with consolidated and/or segment revenues comparable to ours. Each of the peer group companies has revenues of less than $1.0 billion and market capitalizations and employment levels that are reasonably similar to ours. The MD&C Committee believes the peer group is a reasonable representation of the market for management’s services.

The companies included in the peer group for the February 2009 study used to review our prior compensation decisions for 2008 and construct our compensation decisions for 2009 are:

•	ACI Worldwide, Inc.

•	Bottomline Technologies, Inc.

•	Cass Information Systems, Inc.

•	CSG Systems International, Inc

•	Cybersource Corporation

•	GoldLeaf Financial Solutions, Inc.

•	Global Cash Access Holdings

•	iGate Corporation

•	Intersections, Inc.

•	Net 1 U.E.P.S. Technologies, Inc.

•	Radiant Systems, Inc.

•	S1 Corporation.

•	Tier Technologies, Inc.

•	TNS, Inc.

•	Wright Express Corporation

Our peer group contains nine companies from our previously published peer group and five new companies. Companies were removed from our peer group either because they had been acquired and were no longer public or because they were no longer considered to be comparable from a revenue size or market capitalization viewpoint.

As a result of the limited number of companies in our peer group, the MD&C Committee also utilized commercially available survey data related to general industry executive compensation to identify market-median and other market elements related to our 2008 and 2009 compensation programs.

Compensation Elements

Base Salary.  Base salaries for our executive officers and senior managers are reviewed and reset annually. Given our total compensation approach and the value our executive and senior management places on participating in current and future growth, base salaries tend to be underweighted in our compensation structure. The Committee seeks to benchmark base salaries at approximately the 40th percentile of the high growth companies within the established peer group.

In addition to the market data from the peer group and other sources, the Committee considers other factors in arriving at or adjusting each executive officer’s base salary, including:

•	each executive officer’s scope of responsibilities,

•	each executive officer’s qualifications, skills and experience,

•	internal pay equity among senior executives, and

•	individual job performance, including both impact on current financial results and contributions to building longer-term shareholder value.

Within this framework, annual increases are primarily driven by individual performance.

In 2008, our executive officers and senior managers, exchanged cash base salary for equity in the form of restricted stock units that vested before year end. Our executive officers exchanged between 17% and 21% of their annual cash base salary for equity, and other senior managers exchanged between 4% and 13%. This action was taken to ensure our continuing financial health and to further align the interests of our managers with those of our shareholders.

Beginning in February 2009, we instituted a 5% pay cut from stated base salaries for our executives, managers and other staff. This was done to ensure our continuing financial health and to reset our general compensation framework to current market levels. We also have no salary increases scheduled for 2009, and will reconsider only if we are delivering earnings performance that exceeds our plan.

Annual Incentive Compensation.  We provide annual incentive compensation for our executive officers, senior and mid-level managers under our Annual Incentive Plan. These individuals have the most direct influence over our financial and operating performance, and thus their annual incentive compensation is based on our Company’s and their respective divisions’ performance against established performance goals.

The Annual Incentive Plan is designed to drive current period, division and company-wide performance consistent with our stated long-term growth, profitability and service quality objectives. The Committee seeks to establish performance objectives at a level that rewards competitively superior performance with competitively superior compensation. Our annual incentive compensation is paid in cash, equity or a combination of the two, with the mix of payment type established at the beginning of each year.

Before the start of each year, the Committee determines the principal elements of the Annual Incentive Plan for the coming year:

•	performance goals for both corporate and the divisions,

•	bonus allocations to be tied to each of the performance goals., and

•	target bonus levels, expressed as either a percentage of salary or a fixed amount for each identified level or title grouping of management.

Actual bonus payments are increased above the target bonus levels for results that exceed the performance goals and are decreased below the target bonus levels, and may be reduced to zero, for results that do not fully meet the goals, with the amount of the increase or decrease based on a sliding scale determined by the MD&C Committee.

The MD&C Committee believes that in the context of its total compensation approach, the design of, and payouts under, the 2008 Annual Incentive Plan were fair to both participants and shareholders, and that the plan structure continues to be appropriate. It also believes that the 2009 Annual Incentive Plan design and established goals are appropriate and will deliver fair value to both participants and shareholders.

No participant in our Annual Incentive Plan has exceeded $1 million in annual taxable compensation. As such, we have not had the material terms of the performance goals under our Annual Incentive Plan approved by shareholders as would be required to qualify for an exemption from limits on deductibility of compensation under Internal Revenue Code section 162(m) and related regulations. We will continue to monitor compensation levels and will consider submitting the material terms of our performance goals to shareholders if the compensation of any of our executive officers or senior managers materially exceeds this threshold.

Performance Goals and Bonus Allocations.  The MD&C Committee determines both the types of, and the targets for, the annual performance goals. Typical performance goals include annual or other periodic revenue growth or amount, operating profitability growth or amount, core net income growth or amount, free cash flow amount and service quality or other operating performance metrics. Financially-oriented performance goals are generally tied to our Board-approved budget and operating plan. Some or all of these performance goals may be established on an adjusted basis, either for ease of measurement or to exclude factors beyond management’s control.

For 2008, the MD&C Committee selected the following as the performance goals for the 2008 Annual Incentive Plan:

•	revenue,

•	core earnings per share, and

•	division specific service quality thresholds.

Corporate and division targets were established for each of these goals and the percentage of bonus payout tied to each of the goals was as follows:

Performance Goal	Corporate	Division

Revenue	70%	75%
Core Earnings per Share	30%	15%
Service Quality	0%	10%

The MD&C Committee determined that bonus payouts for corporate participants, including the executive officers, would be based entirely on achievement of the established corporate performance targets, while division participants would have 50% of their bonus payouts based on division performance targets and 50% based on corporate performance targets. This structure was established to support and reward the operating objective of achieving cross-divisional product sales and client support.

Looking forward, the MD&C Committee has again selected revenue, core earnings per share and division specific quality measures as performance goals for the 2009 Annual Incentive Plan. Corporate and division performance targets have been established for each goal based on our 2009 budget and operating plan. The MD&C Committee determined that it would change the percentage of bonus payout tied to each of the goals in order to emphasize our priority on earnings growth. For 2009, the percentage of bonus payout tied to each of the goals is as follows:

Performance Goal	Corporate	Division

Revenue	30%	30%
Core Earnings per Share	70%	50%
Service Quality	0%	20%

As was the case in 2008, bonus payouts to corporate participants, including the executive officers, will be based entirely on achievement of the established corporate performance targets. Division participants will have 50% of their bonus payouts based on division performance targets and 50% based on corporate performance targets. Payouts pursuant to the 2009 Annual Incentive Plan will be made in restricted stock units that will vest on or about March 1, 2010.

Target Bonus Levels.  The MD&C Committee establishes bonus targets for executive officers and certain members of senior management which are percentages of their actual base salaries. Fixed dollar bonus targets were established for other position or title groups within our management team.

Bonus targets are established by the MD&C Committee within its total compensation approach. Factors considered included peer group comparable compensation, internal compensation equity between participants of the same level or title, cash and equity compensation mix at the various levels of management and affordability.

For 2008, bonus targets for our executive officers and senior managers were:

•	100% of base salary for our Chief Executive Officer,

•	75% of base salary for our President and Chief Operating Officer,

•	60% of base salary for our Executive Vice President and Chief Financial Officer, and

•	between 25% and 50% of base salary for our senior managers.

Under the 2008 plan, management earned bonuses of between 65% and 72% of their targets, with our executive officers earning 65%, which was the weighted average of 70% performance against revenue goals and 60% performance against earnings goals. All of these bonus amounts were paid in restricted stock units that vested on March 1, 2009.

The average 2008 payout under our 2008 Annual Incentive Plan was less than in pre-2007 periods, due largely to a shortfall in actual revenue and earnings compared to plan. The shortfall in actual revenue and earnings was largely due to a sharp and unprecedented decline in interest rates during the period, which reduced the interest revenue that we earn on our float balances. As interest rate declines were beyond the control of management and also disproportionately impacted a portion of the participants, the MD&C Committee adjusted revenue and core earnings targets by approximately half of the net interest rate decline impact during the year in order to make bonus payouts more equitable.

For 2009, the MD&C Committee followed a consistent process and considered similar factors in establishing bonus targets. It concluded that those targets should remain unchanged from the 2008 plan.

All 2009 bonus amounts up to the established targets will be paid in restricted stock units that were granted at $4.00 per share, a [     ]% premium over the market price of our stock on the date of grant. These restricted stock units will vest in amounts based on our performance against established performance goals on or about March 1, 2010. The MD&C Committee has determined that given current market conditions, it would be inappropriate to allow bonus payments made in equity to increase above target levels. If our 2009 performance against established goals warrants bonus payments in excess of targets, those amounts will be paid in cash.

Long-Term Equity-Based Incentive Compensation.  We make long-term incentive compensation available to our executive officers, senior and mid-level managers, generally in the form of time-vested stock options and restricted stock units and performance-vested restricted stock units. Through the grant of these equity incentives, we seek to align the long-term interests of our management team, including our executive officers, with the long-term interests of our shareholders, by creating a direct link between compensation and shareholder return. We also seek to enable members of our management team to achieve ownership in our Company at levels that are meaningful to them, thereby improving our ability to retain these employees. Further, as we offer no defined benefit retirement or pension plans, long-term equity-based incentive grants are an important element in enabling members of our management team to build savings for retirement.

Each year’s Long-Term Incentive Plan is designed to link compensation to our performance over the three year period beginning with the grant year. The MD&C Committee selected a three year period because they believed it was the longest period over which management could be expected to provide a reasonably accurate forecast. They also determined that it was possible to obtain similarly reasonable predictions of competitors’ future performance for this period, but not for longer.

Award targets for each three-year plan cycle are established by the MD&C Committee within its total compensation approach, including seeking alignment between performance and pay. Factors considered include estimated peer group performance, peer group comparable compensation, cash and equity compensation mix at the various levels of management and affordability.

Award targets are expressed as either a percentage of actual base salary or a fixed dollar amounts and are converted to share-equivalent grants generally based on the fair market value of our stock on the date of grant, as measured by the closing price per share on that date. The number of stock option shares granted is determined using the Black-Scholes option pricing model to determine the theoretical fair market value of the stock option on the date of grant. The stock options are exercisable at the fair market value on the date of grant. The number of restricted shares granted is generally determined using the fair market value on the date of grant. The restricted shares carry no exercise price.

Time-vested stock option and restricted stock grants vest annually over the three year period provided the participant continues to remain employed by us. Performance-vested restricted stock vests at the end of the three year period, with the number of shares that vest based on our performance against two performance targets established by the Committee for that three year period. As performance-vested restricted stock is intended to focus participants on our long-term performance and not reward tenure, participants having this grant type who leave us during the three year period may be entitled to partial vesting of their shares at the end of the three year period. They will be vested for either 33.3% or 66.7% of the shares that would have vested at the end of the three year period, if they were employed by us for at least one or two years of the period, respectively. All stock option grants have a seven year life.

Performance-vested restricted stock is tied to performance targets selected by the MD&C Committee for the three year period covered by the plan year’s performance-vested restricted stock grants. These performance goals will tend to be growth and profitability oriented and are intended to reflect the measures on which the capital markets value us. We believe that measures such as these best align the long-term interests of management and the shareholders.

The Committee also creates a vesting band around this target. Vesting of performance-vested restricted stock generally can be increased to as much as 150% of target levels for results that exceed the performance targets. Vesting can also be decreased below target levels, and may be reduced to zero, for results that do not fully meet the targets.

For 2008, the Long-Term Incentive Plan targets for our executive officers and senior managers were:

•	343% of target base salary for our Chief Executive Officer,

•	118% of target base salary for our President and Chief Operating Officer,

•	106% of target base salary for our Executive Vice President and Chief Financial Officer, and

•	between 30% and 75% of target base salary for our senior managers.

All participants in the 2008 Long-Term Incentive Plan received grants consisting of time-vested stock options and restricted stock. For the executive officers and senior managers, performance-vested restricted stock was also granted, with such grants being allocated as follows for 2008:

Time-Vested Stock Options	40%
Time-Vested Restricted Stock	40%
Performance-Vested Restricted Stock	20%

The mix of time-vested stock options and restricted stock and performance-vested restricted stock for 2008 was altered from the prior year, when time-vested options and restricted stock made up 30% each of total grants and performance-vested restricted stock made up 40%. The MD&C Committee made this change based on recommendations received from its independent compensation consultant, who indicated that our acquisition strategy makes it difficult to forecast future performance, and thus set reasonable performance goals.

For 2008, the MD&C Committee selected average revenue growth and average earnings before interest and taxes per share as performance goals for the 2008 Long-Tem Incentive Plan, to be measured over the 2008 through 2010 period, and determined that these goals should have equal weight for the 2008 Plan. It established targets for each of these goals based on our three year forecast, as adjusted for a degree of uncertainty in future forecasting, and considering growth and profitability expectations for comparable companies over the same period. It also determined that these targets should be weighted at 50% each for determining

The MC&C Committee established vesting bands around its 2008 performance growth and earnings targets. These bands allowed vesting to be increased to as much as 150% of target levels for results that exceeded performance targets, and reduced to as low as 25% for results that fell below performance targets, before going to zero. As depicted in the following matrix for 2008, the intersection of our actual performance against the target for each performance goal will determine the number of performance-based restricted shares that vest at the end of the three year period.

		Profitability Goal
		Minimum	Low	Target	High
	Minimum	25%	38%	63%	88%

Growth	Low	38%	50%	75%	100%

Goal	Target	63%	75%	100%	125%

	High	88%	100%	125%	150%

For example, if we were to achieve the target value of one performance goal and the high value of the other, 125% of participants’ performance-based restricted shares would vest. Note that the above matrix has been simplified for presentation purposes and actual vesting is interpolated between 50% and 150%.

At all points in the matrix defined by these vesting bands, the Committee concluded that shareholders would receive fair incremental value after expensing of the related equity compensation.

Our Long-Term Incentive Plan requires that when we complete an acquisition, disposition or other material transaction during one or more already established three year periods, we adjust our performance targets to reflect the impact that transaction is expected to have on existing performance targets. There were no such acquisitions made during 2008.

For 2009, The MD&C Committee determined that participant award targets should be reduced in recognition of the current market environment. Across the management group, award targets were decreased by an average of 25% from 2008 levels. This was accomplished by applying tiered percentage reductions ranging from 20% for our mid-level managers to 30% for our Chief Executive Officer. Given these reductions and the previously mentioned 5% reduction to base salaries, 2009 Long-Term Incentive Plan targets for our executive officers and senior managers are now:

•	285% of adjusted base salary for our Chief Executive Officer,

•	90% of adjusted base salary for our President and Chief Operating Officer,

•	81% of adjusted base salary for our Executive Vice President and Chief Financial Officer, and

•	between 25% and 59% of adjusted base salary for our senior managers.

The MD&C Committee also determined that the 2009 allocation of grants to our executive officers and senior managers should be changed from those used in the 2008 plan. In consideration of the reduced award targets being granted to our executive officers and senior managers and of the difficulty in accurately forecasting three-year performance under the current uncertain economic conditions, the MD&C Committee determined that it would be appropriate to eliminate performance-vested restricted stock for the 2009 plan. Grants that otherwise would have been performance-vested have been reallocated such that executive officers and senior managers received 50% of their grants in time-vested options and 50% in time-vested restricted stock. The MD&C Committee continues to believe in tying a portion of plan grants to long-term performance and so will revisit this decision for the 2010 plan year.

In determining the number of shares granted under the 2009 plan, we have used a share price of $4.00, a [     ]% premium to our share price on the date of grant, as the basis for our calculations. Stock options are still exercisable at the fair market value on the date of grant. The percentage target awards referenced above do not take into account this share price premium.

Benefits and Perquisites.  We generally avoid perquisites. Our executive officers and senior managers receive the same benefits as are available to our other full-time employees.

Severance Compensation.  We do not have agreements with our executive officers and most of our senior managers that would provide severance benefits upon termination without cause or for good reason except for the change in control severance plan described below. We have, however, entered into severance agreements with a limited number of senior managers as a part of our acquisitions of other companies.

Potential Payments upon Termination or Change in Control.  We have a change in control severance plan for the benefit of the executive officers and certain members of senior management in the event of (i) a change in control of our Company and (ii) termination of any such person under specified circumstances within one year after the change in control.

The change in control severance plan has a “double trigger” feature, meaning that two events must occur in order for benefits to be paid to a participant. The first event must be a change in control of our Company, which is defined to be (i) any change in control required to be reported in response to Item 1(a) on Form 10-K, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Act”); (ii) a third person, including a “group” as such term is used in Section 13(d)(3) of the Act, becoming the owner of 50% or more of the combined voting power of our outstanding common stock, unless such acquisition is approved by a majority of our Board prior to such acquisition; or (iii) the directors on our Board cease for any reason to constitute at least a majority of the Board.

The second event, which must occur within one year after the change of control event, is either (i) the termination of the participant by us for reasons other than cause or disability or (ii) the resignation of the participant from employment for “good reason”. “Good reason” is defined to be any changes in the duties and responsibilities of the participant which are materially inconsistent with the duties and responsibilities of the participant within our Company immediately prior to the change in control, (ii) any material reduction of the participant’s compensation or aggregate benefits, (iii) any required relocation of the participant’s office beyond a 50 mile radius from the location of the participant’s office immediately prior to the change in control, or (iv) any failure by us to obtain the assumption of the change in control severance plan by a successor of our Company.

In the event the “double trigger” occurs to a participant in the plan, the participant shall be entitled to two categories of benefits. First, a lump sum severance payment equal to the participant’s average annual salary and cash bonus during the three years preceding the change in control, multiplied by (i) 2.99 for each Group A participant (defined to be one of our executive officers), (ii) 2.0 in the case of each Group B participant (defined to be one of the general managers of our operating divisions), and (iii) 1.0 in the case of each Group C participant (defined to be our CTO or Senior Vice President for Strategic Development). Second, the health benefit plan coverage (medical, dental and vision insurance) in effect for such participant and the participant’s family as of the date of his or her termination shall be provided by us to the participant for one year from the date of the participant’s termination at the same premium rates as charged for employees of ours, as if the participant had continued in employment during such period. In addition, all outstanding options and other equity awards, if any, granted to a participant in the severance plan shall become fully vested and exercisable upon a change in control, and the restricted period with respect to any restricted stock or any other equity award granted to a participant shall lapse immediately upon such change in control.

The benefits payable under the plan are subject to increase pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), which defines “excess parachute payments” which are subject to certain excise taxes assessed pursuant to Section 4999 of the Code. The purpose of the increase is to ensure that such excise taxes do not diminish the benefit received by a participant under the plan. In addition, the benefits under the plan may be modified as necessary to ensure compliance with Section 409A of the Code governing deferred compensation arrangements

Assuming the termination of the participants had occurred on December 31, 2008, and that no modifications of the benefits were required pursuant Sections 280G, 4999 or 409A of the Code, the following represents the benefits that would have been paid under the plan to each participant:

	Average
	Salary/Cash			Value of
	Bonus for 3		Value of Post-	Acceleration of
	Preceding	Lump Sum	Termination	Vesting of	Total Payments &
	Years	Payment	Benefits	Equity Awards	Benefits
Name and Principal Position	($)	($)(1)	($)(2)	($)(3)	($)

Matthew P. Lawlor	$344,082	$1,028,805	$8,381	$438,493	$1,475,679
Chairman and CEO
Raymond T. Crosier	$260,876	$780,018	$6,698	$183,011	$969,727
President and COO
Catherine A. Graham	$240,867	$720,191	$3,699	$141,636	$865,526
Executive Vice President and CFO

(1)	Payment must be made within 30 days of the date of termination.

(2)	Assumes the benefits in effect as of December 31, 2008.

(3)	Assuming the Company’s stock price at the close of business on December 31, 2008, $4.74.

Chief Executive Officer Compensation and Performance

The compensation for Matthew P. Lawlor, our Chairman and Chief Executive Officer, consists of an annual base salary, annual incentive compensation and long-term equity-based incentive compensation. The MD&C Committee determines and recommends to the Board for their approval the level for each of these compensation elements within its total compensation approach, using methods consistent with those used for our other senior executives, including the assessment of Mr. Lawlor’s performance and review of competitive benchmark data.

Mr. Lawlor’s performance has been evaluated in July of each year, in accordance with a company-wide review cycle. In July 2007, his performance was reviewed and his compensation was set for the August 2007 to July 2008 period. In July 2008, his performance was reviewed and his current compensation, save for subsequent changes made in response to economic factors, was set. Going forward, the performance review cycle for Mr. Lawlor, along with the other executive officers and members of the senior management team, is being changed to coincide with the determination of year-end results. This will increase the ability of the MD&C Committee to tie its assessment of his performance to current relevant results.

In July 2007, the MD&C Committee recommended, and the independent members of the Board approved, increasing Mr. Lawlor’s base salary to $350,000, maintaining his target bonus level at 100% of base salary and increasing his target equity grant level to 343% of base salary. This action was based on an evaluation of Mr. Lawlor’s performance for the prior year and an analysis of competitive benchmarks. The competitive benchmark analysis considered data compiled and presented by Watson Wyatt Worldwide in showing that his target total compensation was the lowest in the independently selected peer group, while a composite rating based on both operational performance and shareholder returns for the peer group ranked us in the 69th percentile.

In July 2008, the independent members of the Board of Directors evaluated Mr. Lawlor’s performance against a set of annual performance goals recommended by the MD&C Committee and approved by the those same independent members. The goals fall into four categories:

•	financial goals, focused on revenue, earnings before interest, taxes, depreciation and amortization, and core net income as set forth in our approved plan,

•	operating goals, including metrics such as consumer adoption rate and transaction growth,

•	strategic goals, including initiatives relating to organization development, capital structure, acquisitions and other strategic matters, and

•	leadership and other qualitative factors that the independent members of the Board may deem appropriate in evaluating chief executive performance.

In 2008, each of these categories was weighted 30%, 30%, 30% and 10%, respectively, for a possible score of 100%. This score is used by the MD&C Committee and independent members of the Board in evaluating Mr. Lawlor’s performance and setting the individual compensation elements comprising his total compensation opportunity.

Financial goals were measured using company and peer group financial information for the 2005 through 2007 period, as well as a mid-year evaluation of company financial performance against its plan and the performance projected for the balance of 2008. Operating goals were measured against plan targets and approved corporate goals for 2007 and performance through mid-year 2008 and projected performance for the balance of 2008. Strategic and qualitative goals were assessed based on accomplishments over the prior 12 month period and projected for the next six months.

In making its most recent evaluation, the MD&C Committee considered that for the 2005-2007 time period we showed positive performance relative to our peer group on financial metrics having:

•	outperformed the peer group for one and three year compound annual revenue growth, delivering 47% and 47%, respectively, versus 10% and 12%% for the peer group,

•	outperformed the peer group one and three year compound annual earnings before interest, taxes, depreciation and amortization growth, delivering 63% and 57%, respectively, versus 16% and (1)% for the peer group, and

•	outperformed the peer group for one year compound annual core net income growth, delivering 103% versus 15% for the peer group. Due to the impact of a major acquisition, underperformed the peer group for three year compound annual core net income delivering (29)% versus (15)% for the peer group.

The MD&C Committee viewed the strong financial results for the 2005-2007 in light of several factors influencing our performance. It considered that revenue growth was positively impacted by a large, transforming acquisition, which increased our growth above already strong organic growth rates. It also considered that earnings measures were negatively impacted by short-term margin decreases associated with the acquisition and a cluster of large client departures. Most of these departures were related to our acquisitions or acquisition of the clients which, given our high fixed cost structure, disproportionately reduced earnings measures for a temporary period until equivalent revenue could be generated or cost structures realigned. The MD&C Committee noted that operating goals for the evaluation period were generally strong.

In reviewing mid-year actual and forecast balance of the year 2008 financial and operating performance, the MD&C Committee noted that both revenue and earnings performance were below the plan established for 2008. However, it considered that a substantial portion of this shortfall was due to a decline in interest rates and the impact that had on our revenue and earnings.

In addressing strategic and qualitative goals, the MD&C Committee recognized Mr. Lawlor for his continuing leadership, both in the Company and its industry. It noted that he had overseen the successful integration of the Internet Transaction Solutions acquisition, delivered several key new products and infrastructure upgrades during the period and continued to address organizational scale. They noted, however, that he and the Chief Financial Officer had not remediated the material weaknesses in the Company’s financial controls.

Based on its July 2008 evaluation of the Company’s absolute and comparative performance, the MD&C Committee determined that it would leave Mr. Lawlor’s compensation structure and targets unchanged for the upcoming year even though his compensation remained below competitive benchmarks. For full year 2008, Mr. Lawlor received 79% of his annual cash base salary after exchanging 21% of that salary for equity to further ensure our financial health and align his interests with those of shareholders. Under our Annual Incentive Plan, he earned 65% of his target bonus, reflecting our performance against our revenue and earnings goals for the period. However, as all bonus payouts were made in equity granted on January 2, 2008, and as the market price of our stock fell approximately 75% between the issuance of that equity and its vesting, Mr. Lawlor’s earned shares had a market value of only about 16% of their original issue value as of the date of vesting. In total, the cash and market value the Chief Executive Officer’s 2008 annual compensation was approximately 58% of his target. Including the market value of long-term incentive compensation granted during 2008, and assuming full vesting of performance-based shares, the cash and market value the Chief Executive Officer’s 2008 total direct compensation was approximately 37% of his target.

Subsequent to Mr. Lawlor’s last annual evaluation, management and the MD&C Committee noted further deterioration in interest rates and other market factors. As a part of managing within this environment and further aligning his interest with those of shareholders, the MD&C Committee approved the following additional actions with respect to Mr. Lawlor’s compensation:

•	a 5% reduction in his base salary effective February 1, 2009,

•	the issuance of his equity under our Annual compensation Plan at a [ ]% premium to the market price on the date of grant rather than at the market price, and

•	a 30% reduction to his long-term incentive plan target, with those shares also being issued at a [ ]% premium to the market price of our stock on the date of grant.

Summary Compensation Table

The following table summarizes the compensation of our named executive officers for the fiscal year ended December 31, 2008.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)	($)	($)(2)	($)(2)	($)	($)	($)	($)

Matthew P. Lawlor	2008	$350,216	$—	$338,492	$246,309	$—	$—	$—	$935,017
Chairman & Chief	2007	$332,807	$—	$191,199	$95,584	$—	$—	$—	$619,590
Executive Officer	2006	$299,583	$—	$86,490	$123,663	$49,640	$—	$—	$559,376

Raymond T. Crosier	2008	$255,225	$—	$121,872	$94,106	$—	$—	$—	$471,203
President and Chief	2007	$252,417	$—	$111,147	$61,224	$—	$—	$—	$424,788
Operating Officer	2006	$238,333	$—	$55,950	$80,830	$36,625	$—	$—	$411,738

Catherine A. Graham	2008	$235,265	$—	$93,325	$79,816	$—	$—	$—	$408,406
Executive Vice President,	2007	$232,409	$—	$87,918	$49,054	$—	$—	$—	$369,381
Chief Financial Officer and Treasurer	2006	$220,946	$—	$33,805	$74,633	$34,000	$—	$—	$363,384

(1)	During 2008, Mr. Lawlor, Mr. Crosier and Ms. Graham elected to forego a portion of their cash salaries equal to $74,375, $42,500 and $39,169, respectively, in return for stock awards. The fair values of these stock awards are included in the Grant of Plan-Based Awards table.

(2)	The value shown for option and stock awards is equal to the amount recognized in our statement of operations per SFAS No. 123(R). See our Annual Reports on Form 10-K for the years ended December 31, 2008, 2007 and 2006 for complete descriptions of the assumptions made in the valuation of the option and stock awards.

Grant of Plan-Based Awards

The following table summarizes the plan-based awards granted to our named executive officers during the fiscal year ended December 31, 2008. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal Year-End table that follows.

								All Other	All Other
								Stock	Option
								Awards:	Awards:			Grant Date
		Estimated Future Payouts						Number of	Number of	Exercise or		Fair Value
		Under Non-Equity			Estimated Future Payouts Under			Shares of	Securities	Base Price	Closing	of Stock
		Incentive Plan			Equity Incentive Plan Awards			Stock or	Underlying	of Option	Price on	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Grant Date	Awards
Name	Date	(#)	(#)	(#)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)	($)

Matthew P. Lawlor	1/2/08	$—	—	—	—	—	—	—	58,674	$12.01	$12.01	$360,006
Matthew P. Lawlor	2/29/08	$—	—	—	—	—	—	—	23,629	$10.24	$10.24	$120,005
Catherine A. Graham	1/2/08	$—	—	—	—	—	—	—	12,224	$12.01	$12.01	$75,003
Catherine A. Graham	2/29/08	$—	—	—	—	—	—	—	4,923	$10.24	$10.24	$25,002
Raymond T. Crosier	1/2/08	$—	—	—	—	—	—	—	14,669	$12.01	$12.01	$90,005
Raymond T. Crosier	2/29/08	$—	—	—	—	—	—	—	5,908	$10.24	$10.24	$30,005
Raymond T. Crosier	1/2/08	$—	—	—	—	—	—	7,494	—	$—	$12.01	$90,003
Raymond T. Crosier	1/2/08	$—	—	—	7,962	15,925	23,887	—	—	$—	$12.01	$286,883
Raymond T. Crosier	2/29/08	$—	—	—		—	—	2,930	—	$—	$10.24	$30,003
Raymond T. Crosier	2/29/08	$—	—	—	1,465	5,860	8,790	—	—	$—	$10.24	$90,010
Raymond T. Crosier	10/11/08	$—	—	—	—	—	—	7,311	—	$—	$4.36	$31,876
Raymond T. Crosier	11/10/08	$—	—	—	—	—	—	3,125	—	$—	$3.40	$10,625
Catherine A. Graham	1/2/08	$—	—	—	—	—	—	6,245	—	$—	$12.01	$75,002
Catherine A. Graham	1/2/08	$—	—	—	5,870	11,741	17,611	—	—	$—	$12.01	$211,508
Catherine A. Graham	2/29/08	$—	—	—		—	—	2,442	—	$—	$10.24	$25,006
Catherine A. Graham	2/29/08	$—	—	—	1,221	4,883	7,325	—	—	$—	$10.24	$75,008
Catherine A. Graham	10/11/08	$—	—	—	—	—	—	6,738	—	$—	$4.36	$29,378
Catherine A. Graham	11/10/08	$—	—	—	—	—	—	2,881	—	$—	$3.40	$9,795
Matthew P. Lawlor	1/2/08	$—	—	—	—	—	—	29,976	—	$—	$12.01	$360,012
Matthew P. Lawlor	1/2/08	$—	—	—	14,571	29,143	43,714	—	—	$—	$12.01	$525,005
Matthew P. Lawlor	2/29/08	$—	—	—		—	—	11,719	—	$—	$10.24	$120,003
Matthew P. Lawlor	2/29/08	$—	—	—	5,856	23,425	35,137	—	—	$—	$10.24	$360,008
Matthew P. Lawlor	10/11/08	$—	—	—	—	—	—	15,052	—	$—	$4.36	$65,627
Matthew P. Lawlor	11/10/08	$—	—	—	—	—	—	2,574	—	$—	$3.40	$8,752

On December 10, 2008, the Company modified certain performance factors of its 2008 Bonus Plan, under which Mr. Lawlor, Mr. Crosier and Ms. Graham had received equity awards. At that time, the MD&C Committee approved the modifications to the plan. These modifications were made to adjust for the significant interest rate decline that occurred during the year. As interest rate declines were beyond the control of management and also disproportionately impacted a portion of the participants, the MD&C Committee adjusted revenue and core earnings targets by approximately half of the net interest rate decline impact during the year in order to make bonus payouts more equitable.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding option and stock awards held by our named executive officers at December 31, 2008.

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
			Equity					Awards:	Payout
			Incentive					Number of	Value of
			Plan Awards:					Unearned	Unearned
		Number of	Number of				Market	Shares,	Shares,
	Number of	Securities	Securities				Value of	Units or	Units or
	Securities	Underlying	Underlying			Number of	Shares or	Other	Other
	Underlying	Unexercised	Unexercised	Option		Shares or	Units of	Rights	Rights
	Unexercised	Options (#)	Unearned	Exercise	Option	Units That	Stock That	That	That
	Options (#)	Unexercisable	Options	Price	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	(1)	(#)	($)	Date	Vested(2)	Vested	Vested(3)	Vested

Matthew P. Lawlor	50,000	—	—	$14.06	6/4/2009	56,517	$267,891	35,992	$170,602
Matthew P. Lawlor	33,476	14,347	—	$3.06	1/11/2011
Matthew P. Lawlor	82,524	—	—	$2.30	1/1/2012
Matthew P. Lawlor	80,482	26,826	—	$2.86	2/15/2012
Matthew P. Lawlor	18,750	—	—	$3.05	6/4/2009
Matthew P. Lawlor	8,000	—	—	$6.21	12/11/2013
Matthew P. Lawlor	18,750	—	—	$4.40	6/4/2013
Matthew P. Lawlor	9,300	—	—	$8.59	12/31/2014
Matthew P. Lawlor	10,126	—	—	$11.05	12/30/2015
Matthew P. Lawlor	10,602	5,301	—	$11.05	1/1/2013
Matthew P. Lawlor	7,972	15,944	—	$9.70	1/16/2014
Matthew P. Lawlor	—	58,674	—	$12.01	1/2/2015
Matthew P. Lawlor	—	23,629	—	$10.24	2/28/2015
Raymond T. Crosier	35,000	—	—	$14.06	6/4/2009	19,684	$93,302	18,926	$89,709
Raymond T. Crosier	28,853	11,954	—	$3.06	1/11/2011
Raymond T. Crosier	72,815	—	—	$2.30	1/1/2012
Raymond T. Crosier	46,227	15,408	—	$2.86	2/15/2012
Raymond T. Crosier	16,250	—	—	$3.05	6/4/2009
Raymond T. Crosier	7,000	—	—	$6.21	12/11/2013
Raymond T. Crosier	16,250	—	—	$4.40	6/4/2013
Raymond T. Crosier	8,000	—	—	$8.59	12/31/2014
Raymond T. Crosier	7,498	—	—	$11.05	12/30/2015
Raymond T. Crosier	6,859	3,429	—	$11.05	1/1/2013
Raymond T. Crosier	4,646	9,291	—	$9.70	1/16/2014
Raymond T. Crosier	—	14,669	—	$12.01	1/2/2015
Raymond T. Crosier	—	5,908	—	$10.24	2/28/2015
Catherine A. Graham	54,761	48,641	—	$3.20	3/18/2012	15,979	$75,740	13,902	$65,895
Catherine A. Graham	45,000	—	—	$3.20	3/18/2009
Catherine A. Graham	6,000	—	—	$6.21	12/11/2013
Catherine A. Graham	6,000	—	—	$8.59	12/31/2014
Catherine A. Graham	6,955	—	—	$11.05	12/30/2015
Catherine A. Graham	4,144	2,072	—	$11.05	1/1/2013
Catherine A. Graham	3,773	7,544	—	$9.70	1/16/2014
Catherine A. Graham	—	12,224	—	$12.01	1/2/2015
Catherine A. Graham	—	4,923	—	$10.24	2/28/2015

(1)	The following number of stock options vest on the following dates:

Matthew P. Lawlor		Raymond T. Crosier		Catherine A. Graham
Number of Options	Vest Date	Number of Options	Vest Date	Number of Options	Vest Date

40,708	1/1/2009	11,954	1/11/2009	11,560	1/1/2009
14,347	1/11/2009	7,704	2/15/2009	8,500	3/18/2009
13,413	2/15/2009	7,704	2/15/2010	40,141	3/18/2010
35,406	1/1/2010	14,935	1/1/2009	9,488	1/1/2010
13,413	2/15/2010	11,504	1/1/2010	5,715	1/1/2011
27,434	1/1/2011	6,858	1/1/2011

(2)	The following number of shares vest on the following dates:

Matthew P. Lawlor		Raymond T. Crosier		Catherine A. Graham
Number of Shares	Vest Date	Number of Shares	Vest Date	Number of Shares	Vest Date

24,298	1/1/2009	10,158	1/1/2009	8,095	1/1/2009
18,321	1/1/2010	6,052	1/1/2010	4,989	1/1/2010
13,898	1/1/2011	3,474	1/1/2011	2,895	1/1/2011

(3)	The following number of incentive plan shares vest on the following dates:

Matthew P. Lawlor		Raymond T. Crosier		Catherine A. Graham
Number of Shares	Vest Date	Number of Shares	Vest Date	Number of Shares	Vest Date

6,715	1/1/2009	4,344	1/1/2009	2,625	1/1/2009
14,571	3/1/2009	7,962	3/1/2009	5,870	3/1/2009
8,846	3/1/2010	5,155	3/1/2010	4,186	3/1/2010
5,860	3/1/2011	1,465	3/1/2011	1,221	3/1/2011

Option Exercises and Stock Vested

The following table summarizes the exercises of stock options and vesting of restricted stock units for our named executive officers during the fiscal year ended December 31, 2008.

			Stock Awards
	Option Awards		Number of
	Number of	Value	Shares	Value
	Shares	Realized on	Acquired on	Realized on
	Acquired on	Exercise	Vesting	Vesting
Name	Exercise (#)	($)	(#)	($)

Matthew P. Lawlor	67,741	$479,686	34,107	$248,500
Raymond T. Crosier	43,544	$309,387	20,106	$146,198
Catherine A. Graham	—	$—	16,293	$110,191

Pension Benefits

The table disclosing the actuarial present value of our named executive officers accumulated benefit under defined benefits plans, the number of years of credited service under each such plan and the amount of pension benefits paid to each named executive officer during the year is omitted because we do not have a defined benefit plan for named executive officers. The only retirement plans available to named executive officers in 2008 were our qualified 401(k) savings and retirement plan, which is available to all employees.

Non-Qualified Deferred Compensation

The table disclosing contributions to non-qualified defined contributions and other deferred compensation plans, and each named executive officer’s withdrawals, earnings and fiscal year end balances in those plans is omitted because we had no non-qualified deferred compensation plans or benefits for named executive officers or other employees in 2008.

Change-in-Control Arrangements

Under our 2005 Restricted Stock and Option Plan, the grants to all employees who were employed for at least two years prior to a change of control vest upon a change of control. For all other employees, their grants under this plan shall vest upon the one year anniversary of the change of control or as to any of such employees whose employment is terminated prior to such anniversary, upon the date of termination. Please also refer to our prior discussion in the “Potential Payments Upon Termination or Change in Control” section of this document.

Director Compensation

Each non-employee Director receives a one-time option to purchase shares of common stock with a fair market value of $39,000 (with an exercise price at the fair market value of the common stock at the time of grant) at the beginning of his or her initial term. The stock option vests annually over three years. Additionally, each non-employee Director receives annually (i) a fee of $29,240, (ii) an additional fee of $2,500 for each Board Committee on which he or she serves as the Chairperson, (iii) an additional fee of $1,250 if he or she serves on the Audit Committee, (iv) an option to purchase shares of common stock with a fair market value of $38,760, (v) an additional option to purchase shares of common stock with a fair market value of $2,500 for each Board Committee on which he serves as the Chairperson, and (vi) an additional option to purchase shares of common stock with a fair market value of $1,250 if he or she serves on the Audit Committee. The cash fees are paid in quarterly installments. The stock options are granted at the beginning of each annual term with an exercise price at the fair market value of the common stock at the time of grant, and they vest over the course of one year. We reimburse Directors for expenses they incur in connection with attending Board and Committee meetings. The employee director and the appointed designee of the holders of our Series A-1 Preferred Stock do not receive any compensation for their participation in Board or Committee meetings.

During 2008, the Directors elected to forego a percentage of the portion of their compensation that is paid in cash in return for stock awards. The fair values of these stock awards are included in the table below.

The following table summarizes the cash, equity awards and other compensation earned, paid or awarded to each of our independent Directors during the fiscal year ended December 31, 2008.

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation
Name	($)	($)(1)	($)(2)(3)	($)	($)	($)	Total ($)

Stephen S. Cole	$19,650	$12,633	$39,493	$—	$—	$—	$71,776
Michael H. Heath	$18,900	$13,638	$36,129	$—	$—	$—	$68,667
Debra A. Janssen(4)	$6,050	$—	$27,660	$—	$—	$—	$33,710
Michael E. Leitner	$—	$—	$—	$—	$—	$—	$—
Janey A. Place	$—	$11,632	$23,351	$—	$—	$—	$34,983
J. Heidi Roizen	$—	$12,633	$23,351	$—	$—	$—	$35,984
Ervin R. Shames	$18,900	$12,633	$36,129	$—	$—	$—	$67,662
Joseph J. Spalluto	$17,400	$13,638	$33,624	$—	$—	$—	$64,662
William H. Washecka	$19,650	$13,136	$37,383	$—	$—	$—	$70,169
Barry D. Wessler	$19,650	$13,136	$37,383	$—	$—	$—	$70,169

(1)	The grant date fair values of stock awards granted to Directors during 2008 is as follows:

Total
Grant Date
Name	Fair Value

Stephen S. Cole	$12,633
Michael H. Heath	$13,638
Janey A. Place	$11,632
J. Heidi Roizen	$12,633
Ervin R. Shames	$12,633
Joseph J. Spalluto	$13,638
William H. Washecka	$13,136
Barry D. Wessler	$13,136

(2)	As of December 31, 2008, the number of aggregate shares underlying outstanding option awards held by the Directors is as follow:

Option Awards
Name	Outstanding

Stephen S. Cole	22,431
Michael H. Heath	51,963
Janey A. Place	20,063
J. Heidi Roizen	20,063
Ervin R. Shames	42,220
Joseph J. Spalluto	45,334
William H. Washecka	27,753
Barry D. Wessler	23,740

(3)	The grant date fair values of option awards granted to Directors during 2008 is as follows:

Total Grant
Name	Date Fair Value

Stephen S. Cole	$42,753
Michael H. Heath	$41,502
Janey A. Place	$78,002
J. Heidi Roizen	$78,002
Ervin R. Shames	$41,502
Joseph J. Spalluto	$39,001
William H. Washecka	$42,753
Barry D. Wessler	$42,753

(4) Resigned on March 7, 2008.

COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE MANAGEMENT DEVELOPMENT AND
COMPENSATION COMMITTEE

Ervin R. Shames, Chairman
Joseph J. Spalluto
Stephen S. Cole
Janey A. Place

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Global Select Market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements, systems integrity and security procedures and the quality of internal and external audit processes. The Committee’s role and responsibilities are set forth in its charter adopted by the Board. The Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing Online Resources Corporation’s overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Online Resources Corporation’s independent registered accountants. In fulfilling its responsibilities for the consolidated financial statements for 2008, the Audit Committee:

•	Reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2008 with management and KPMG LLP, Online Resources Corporation’s independent auditors for that period;

•	Discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended; and

•	Received written disclosures and the letter from KPMG LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with KPMG LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited consolidated financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Online Resources Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

MEMBERS OF THE ONLINE RESOURCES
CORPORATION AUDIT COMMITTEE

William H. Washecka (Chairman)
Michael H. Heath
J. Heidi Roizen
Barry D. Wessler

PERFORMANCE GRAPH

The following graph compares the annual percentage change in our cumulative total stockholder return on our common stock during the period commencing on December 31, 2003 and ending on December 31, 2008 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between our share price at the end and the beginning of the measurement period; by (B) our share price at the beginning of the measurement period) with the cumulative total return of the Nasdaq Stock Market and the Interactive Week Internet Index (IIX) during such period. We have not paid any dividends on our common stock, and we do not include dividends in the representation of our performance. The stock price performance on the graph below does not necessarily indicate future price performance.

Comparison of Cumulative Total Return Among Online Resources Corporation,
Nasdaq Stock Market and Interactive Internet Week Index

	Fiscal Year Ended December 31,
	2003	2004	2005	2006	2007	2008

Online Resources Corporation, Common Stock	$100	$115	$168	$156	$182	$72
Interactive Week Internet Index (IIX)	$100	$121	$122	$139	$160	$93
Nasdaq Stock Exchange Composite Index	$100	$109	$110	$121	$132	$79

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act were filed on a timely basis.

ELECTION OF DIRECTORS

(Notice Item 1)

Our Board of Directors currently consists of ten members, classified into three classes as follows: (1) William H. Washecka, Stephen S. Cole and Joseph J. Spalluto constitute a class with a term ending at the 2011 annual meeting (the “Class I Directors”); (2) Matthew P. Lawlor, Ervin R. Shames and Barry D. Wessler constitute a class with a term ending at the 2010 annual meeting (the “Class III Directors”) and (3) Michael H. Heath, Janey A. Place and J. Heidi Roizen constitute a class with a term ending at the upcoming 2009 Annual Meeting (the “Class II Directors”). Michael E. Leitner serves as the appointed designee of the holders of our Series A-1 Preferred Stock for whom Tennenbaum Capital Partners, LLC serves as the advisor, and he is not a member of a class. At each annual meeting of our stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The Governance Committee recommended and the Board of Directors voted to nominate Michael H. Heath, Janey A. Place and J. Heidi Roizen for election at the 2009 Annual Meeting for a term of three years, each of whom has consent to be nominated and serve, if elected. The directors elected by the stockholders at the annual meeting to serve on the Board will serve until the 2012 annual meeting of stockholders, and until their successors are elected and qualified. The Class I Directors and the Class III Directors will serve until our annual meetings of stockholders to be held in 2011 and 2010, respectively, and until their respective successors are elected and qualified.

Unless authority to vote for any of these nominees is withheld, any shares voted by the enclosed proxy card will be voted FOR the election of Michael H. Heath, Janey A. Place and J. Heidi Roizen as members of the Board of Directors. In the event that the nominees become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in the nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the votes of the shares present in person or represented by proxy at the 2009 Annual Meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MICHAEL H. HEATH, JANEY A. PLACE AND J. HEIDI ROIZEN AS MEMBERS OF OUR BOARD OF DIRECTORS UNDER PROPOSAL 1 ON THE PROXY CARD, AND PROXIES GRANTED WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

We note that Michael E. Leitner, a member of Online Resources’ Board of Directors, is a Managing Partner of Tennenbaum Capital Partners, LLC and is a participant in the solicitation of proxies by TCP to elect an alternate slate of nominees to Online Resources’ Board of Directors, as well as a deemed participant, under SEC rules and regulations in the solicitation of proxies by the Board of Directors. Mr. Leitner has abstained from voting on this proxy solicitation by the Board of Directors with respect to the election of directors at the 2009 Annual Meeting.

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Notice Item 2)

The Audit Committee has appointed KPMG LLP (“KPMG”), independent registered public accountants, to audit our consolidated financial statements for the fiscal year ending December 31, 2009. The Board proposes that the stockholders ratify this appointment. KPMG audited our consolidated financial statements for the fiscal year ended December 31, 2008. We expect that representatives of KPMG will be present at the meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

KPMG was engaged as Online Resources’ independent accountant on March 28, 2007. Prior to KPMG’s engagement, Ernst & Young LLP (“E&Y”) served as our independent accountant. On March 19, 2007, E&Y informed the Audit Committee of Online Resources Corporation that they had resigned as Online Resources Corporation’s certifying accountant. E&Y’s report on the financial statements for the prior year did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During the prior year and through March 19, 2007, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the disagreements in connection with its reports on Online Resources Corporation’s financial statements for such years. During the prior year and through March 19, 2007, there were no “reportable events” as defined in Regulation S-K Item 304(a)(1)(v) except as previously reported with respect to the evaluation of the effectiveness of its internal controls over financial reporting as of December 31, 2006 as follows:

(1) In Online Resources Corporation’s Form 10-K for the year ended December 31, 2006 which was filed on March 16, 2007, Online Resources Corporation disclosed that it needed to correct certain errors primarily related to its acquisition of Princeton eCom Corp. and the integration of that company’s accounting systems and processes. In particular, Online Resources Corporation concluded that it had not properly accounted for the shares of Series A-1 Convertible Preferred Stock it issued in conjunction with the acquisition. Online Resources Corporation also determined that it had improperly assigned values to certain assets acquired and liabilities assumed, and misstated other asset values due to cut-off date issues within Princeton eCom’s financial statement close process and errors in allocating professional services employee time by an operating unit. Management concluded that its staffing, systems and processes it had in place following the Princeton eCom acquisition were not sufficient to support the expanded magnitude and complexity of accounting requirements for the combined companies. E&Y has concluded in its report on internal control over financial reporting for the year ended December 31, 2006, that management’s assessments that Online Resources Corporation did not maintain effective control over financial reporting as of such dates were fairly stated in all material respects based upon the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Online Resources Corporation has authorized E&Y to respond fully to the inquiries of any successor accountant concerning the subject matter of the above disclosures.

The following table presents fees for professional audit services rendered by KPMG for the audit of our annual consolidated financial statements for the years ended December 31, 2008 and 2007, and fees billed for other services rendered by E&Y and KPMG during those periods.

	2008	2007

Audit fees(1)	$1,213,295	$2,005,941
Audit related fees(2)	—	4,063
Tax fees All other fees	—	—

Total	$1,213,295	$2,010,004

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as reviews of our quarterly reports on Form 10-Q, compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and research to comply with generally accepted accounting principles.

(2)	Audit related fees consisted principally of acquisition-related accounting consultation and information system audits.

The percentage of services set forth above in the categories [audit related fees, tax fees, and all other fees], that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit), was 100%.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.	Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.	Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to employee benefit plan audits and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.	Other Fees are those associated with services not captured in the other categories. We generally do not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

Although shareholder ratification is not required, the selection of KPMG is being submitted for ratification at the 2009 Annual Meeting with a view towards soliciting the shareholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If KPMG’s selection is not ratified at the 2009 Annual Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate KPMG’s engagement as our independent accountants and engage other independent accountants without the approval of our shareholders whenever the Audit Committee deems appropriate.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the annual is required to ratify the appointment of the independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS UNDER PROPOSAL 2 ON THE PROXY CARD, AND PROXIES GRANTED WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our directors, officers (including our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Principal Accounting Officer, Controller and any person performing similar functions) and employees. We have made the code of conduct and ethics available on our website at www.orcc.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver, unless website posting of such amendments or a waiver thereof is then permitted by the rules of the Nasdaq Global Select Market.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2008 through the mailing date of this proxy statement, Online Resources did not engage in any transactions with a related person in which the amount involved exceeded $120,000.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the 2009 Annual Meeting. If any other business is properly brought before the 2009 Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

To be considered for inclusion in our proxy statement and form of proxy relating to the annual meeting of stockholders to be held in 2010, a stockholder proposal must be received by the Secretary at our principal executive offices not later than November 16, 2009. Any such proposal will be subject to rules and regulations under the Securities Exchange Act of 1934, as amended.

Our Bylaws provide an advance notice procedure for a stockholder to properly bring a proposal before, or nominate directors for election at, an annual meeting. The stockholder must give timely written notice to the Secretary of Online Resources Corporation. To be timely, a stockholder notice of the proposal must be delivered or mailed to and received at our principal executive office not less than ninety (90) days prior to the date of such annual meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely, notice of the proposal by the stockholder must be received not later than the close of business on the tenth day following the date on which notice to stockholders of such annual meeting date was mailed or such public disclosure was made. Proposals received after such date will not be voted on at such annual meeting. If a proposal is received before that date, the proxies that management solicits for such annual meeting may still exercise discretionary voting authority on the stockholder proposal under circumstances consistent with the proxy rules of the SEC.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION OF PROXIES

Under applicable SEC rules and regulations, members of Online Resources’ Board of Directors are “participants” and certain executive officers and employees may be deemed to be “participants” in Online Resources’ solicitation of proxies in connection with the 2009 Annual Meeting. Certain required information regarding these “participants” is set forth in Annex A to this proxy statement.

Chantilly, Virginia
March 16, 2009

ANNEX A

INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION
OF PROXIES BY ONLINE RESOURCES CORPORATION

Under applicable SEC rules and regulations, members of our Board of Directors, our Board nominees and certain executive officers and other employees of Online Resources may be deemed to be “participants” with respect to Online Resources’ solicitation of proxies in connection with the 2009 Annual Meeting. The following sets forth certain information about the persons who may be deemed to be “participants” in this solicitation by the Board of Directors.

DIRECTORS

The following table sets forth the names and business addresses of Online Resources’ current directors; these directors may be deemed to be “participants.” Also provided for each director is the name and principal business address of the corporation or other organization in which the principal occupation or employment of the director is carried on. The principal occupation or employment of each director who may be deemed to be a “participant” is set forth under “Board of Directors and Officers” in this proxy statement.

Name	Business Address

Matthew P. Lawlor	Online Resources Corporation 4795 Meadow Wood Lane Chantilly, VA 20151
Stephen S. Cole	YMCA of Chicago 801 N Dearborne St. Chicago, IL 60616
Michael H. Heath	Convention Guides, Inc. 4010 Long Champ Dr. #21 Austin, TX 78746
Michael E. Leitner	Tennenbaum Capital Partners, LLC 2951 28th Street, Suite 1000 Santa Monica, CA 90405
Dr. Janey A. Place	DigitalThinking 304 East 65th Street New York, NY 10065-6797
J. Heidi Roizen	SkinnySongs, Inc. 2995 Woodside Rd, #400 Redwood City, CA 94062
Ervin R. Shames	c/o Online Resources Corporation 4795 Meadow Wood Lane Chantilly, VA 20151
Joseph J. Spalluto	Keefe, Bruyette & Woods One Constitution Plaza, 17th Floor Hartford, CT 06103
William H. Washecka	c/o Online Resources Corporation 4795 Meadow Wood Lane Chantilly, VA 20151
Barry D. Wessler	c/o Online Resources Corporation 4795 Meadow Wood Lane Chantilly, VA 20151

OFFICERS AND OTHER EMPLOYEES

The following table sets forth the name and principal occupation of Online Resources’ officers and other employees (who are not otherwise directors) who may be deemed “participants.” The principal business address of each such person is c/o Online Resources Corporation, 4795 Meadow Wood Lane, Chantilly, VA 20151.

Name	Position

Catherine A. Graham	Executive Vice President, Chief Financial Officer and Treasurer

INFORMATION REGARDING OWNERSHIP OF ONLINE RESOURCES’ SECURITIES BY PARTICIPANTS

Except as described in this Annex A or this proxy statement, none of the persons listed above under “Directors” or “Officers and Other Employees” owns any Online Resources securities of record which they do not own beneficially. The number of shares of Online Resources common stock beneficially owned by directors and the named officers, as of March 9, 2009, is set forth in the “Security Ownership of Certain Beneficial Owners and Management” section of this proxy statement.

INFORMATION REGARDING TRANSACTIONS IN ONLINE RESOURCES’ SECURITIES
BY PARTICIPANTS

The following table sets forth purchases and sales during the past two years of Online Resources’ securities by the persons listed above under “Directors” and “Officers and Other Employees.” None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold (March 4, 2007 through March 4, 2009)

		Number of Shares,
		Stock Options and
		RSUs
		Acquired or
Name	Date	(Disposed of)	Notes

Stephen S. Cole	8/1/07	4,807	Stock option grant at market price
Stephen S. Cole	12/10/07	10,000	Acquired in the open market at $10.13 per share
Stephen S. Cole	8/1/08	10,528	Stock option grant at market price
Stephen S. Cole	10/11/08	2,890	Restricted stock unit grant
Stephen S. Cole	10/31/08	963	Acquired through the vesting of RSUs
Stephen S. Cole	11/30/08	963	Acquired through the vesting of RSUs
Stephen S. Cole	12/31/08	964	Acquired through the vesting of RSUs
Michael H. Heath	5/10/07	7,500	Acquired in the open market at $8.188 per share
Michael H. Heath	5/10/07	(7,500)	Sold in the open market at $11.03 per share
Michael H. Heath	8/1/07	4,623	Stock option grant at market price
Michael H. Heath	8/1/08	10,220	Stock option grant at market price
Michael H. Heath	10/11/08	3,120	Restricted stock unit grant
Michael H. Heath	10/31/08	1,040	Acquired through the vesting of RSUs
Michael H. Heath	11/3/08	(1,040)	Sold in the open market at $3.41 per share
Mrs. Michael H. Heath	11/3/08	(4,158)	Sold in the open market at $3.49 per share
Michael H. Heath	11/30/08	1,040	Acquired through the vesting of RSUs
Michael H. Heath	12/2/08	(1,040)	Sold in the open market at $2.42 per share
Michael H. Heath	12/31/08	1,040	Acquired through the vesting of RSUs
Michael H. Heath	1/5/09	1,040	Acquired in the open market at $4.67 per share
Michael H. Heath	1/5/09	(1,040)	Sold in the open market at $4.67 per share
Janey A. Place	7/31/08	10,459	Stock option grant at market price
Janey A. Place	8/1/08	9,604	Stock option grant at market price
Janey A. Place	10/11/08	2,661	Restricted stock unit grant
Janey A. Place	10/31/08	887	Acquired through the vesting of RSUs
Janey A. Place	11/30/08	887	Acquired through the vesting of RSUs
Janey A. Place	12/31/08	887	Acquired through the vesting of RSUs
J. Heidi Roizen	7/31/08	10,459	Stock option grant at market price
J. Heidi Roizen	8/1/08	9,604	Stock option grant at market price
J. Heidi Roizen	10/11/08	2,890	Restricted stock unit grant
J. Heidi Roizen	10/31/08	963	Acquired through the vesting of RSUs
J. Heidi Roizen	11/30/08	963	Acquired through the vesting of RSUs
J. Heidi Roizen	12/31/08	964	Acquired through the vesting of RSUs
Ervin R. Shames	8/1/07	4,623	Stock option grant at market price
Ervin R. Shames	5/28/08	1,200	Acquired in the open market for $9.48 per share
Ervin R. Shames	8/1/08	10,220	Stock option grant at market price
Ervin R. Shames	10/11/08	2,890	Restricted stock unit grant

		Number of Shares,
		Stock Options and
		RSUs
		Acquired or
Name	Date	(Disposed of)	Notes

Ervin R. Shames	10/31/08	963	Acquired through the vesting of RSUs
Ervin R. Shames	11/30/08	963	Acquired through the vesting of RSUs
Ervin R. Shames	12/31/08	964	Acquired through the vesting of RSUs
Joseph J. Spalluto	5/10/07	7,500	Acquired through a stock option exercise
Joseph J. Spalluto	8/1/07	4,256	Stock option grant at market price
Joseph J. Spalluto	8/1/08	9,604	Stock option grant at market price
Joseph J. Spalluto	10/11/08	3,120	Restricted stock unit grant
Joseph J. Spalluto	10/31/08	1,040	Acquired through the vesting of RSUs
Joseph J. Spalluto	11/30/08	1,040	Acquired through the vesting of RSUs
Joseph J. Spalluto	12/31/08	1,040	Acquired through the vesting of RSUs
William H. Washecka	8/1/07	4,807	Stock option grant at market price
William H. Washecka	5/15/08	3,000	Acquired in the open market at $9.41 per share
William H. Washecka	5/16/08	2,000	Acquired in the open market at $9.27 per share
William H. Washecka	5/20/08	4,000	Acquired in the open market at $9.33 per share
William H. Washecka	8/1/08	10,528	Stock option grant at market price
William H. Washecka	10/11/08	3,005	Restricted stock unit grant
William H. Washecka	10/31/08	1,002	Acquired through the vesting of RSUs
William H. Washecka	11/30/08	1,002	Acquired through the vesting of RSUs
William H. Washecka	12/31/08	1,001	Acquired through the vesting of RSUs
Barry D. Wessler	5/10/07	7,500	Acquired in the open market at $11.25 per share
Barry D. Wessler	5/10/07	(5,440)	Sold in the open market at $11.25 per share
Barry D. Wessler	8/1/07	4,807	Stock option grant at market price
Barry D. Wessler	8/1/08	10,528	Stock option grant at market price
Barry D. Wessler	10/11/08	3,005	Restricted stock unit grant
Barry D. Wessler	10/31/08	1,002	Acquired through the vesting of RSUs
Barry D. Wessler	11/30/08	1,002	Acquired through the vesting of RSUs
Barry D. Wessler	12/31/08	1,001	Acquired through the vesting of RSUs
Catherine A. Graham	7/31/07	9,264	Restricted stock unit grant
Catherine A. Graham	11/1/07	5,000	Acquired in the open market at $9.00 per share
Catherine A. Graham	1/1/08	3,405	Acquired through the vesting of RSUs
Catherine A. Graham	1/2/08	23,856	Restricted stock unit grant
Catherine A. Graham	1/2/08	12,224	Stock option grant at market price
Catherine A. Graham	2/29/08	9,767	Restricted stock unit grant
Catherine A. Graham	2/29/08	4,923	Stock option grant at market price
Catherine A. Graham	3/1/08	(4,014)	Cancelled performance-vested RSUs
Catherine A. Graham	3/1/08	5,250	Acquired through the vesting of RSUs
Catherine A. Graham	3/1/08	(1,981)	Surrendered to the Company
Catherine A. Graham	10/11/08	6,738	Restricted stock unit grant
Catherine A. Graham	10/31/08	2,246	Acquired through the vesting of RSUs
Catherine A. Graham	11/10/08	2,881	Restricted stock unit grant
Catherine A. Graham	11/15/08	721	Acquired through the vesting of RSUs
Catherine A. Graham	11/30/08	2,966	Acquired through the vesting of RSUs
Catherine A. Graham	12/15/08	720	Acquired through the vesting of RSUs
Catherine A. Graham	12/31/08	2,966	Acquired through the vesting of RSUs
Catherine A. Graham	1/1/09	8,095	Acquired through the vesting of RSUs

		Number of Shares,
		Stock Options and
		RSUs
		Acquired or
Name	Date	(Disposed of)	Notes

Catherine A. Graham	1/1/09	(3,411)	Surrendered to the Company
Catherine A. Graham	3/1/09	7,631	Acquired through the vesting of RSUs
Catherine A. Graham	3/1/09	(3,212)	Surrendered to the Company
Matthew P. Lawlor	05/14/07	18,750	Acquired through a stock option exercise
Matthew P. Lawlor	05/14/07	(8,446)	Sold in the open market at $11.09 per share
Matthew P. Lawlor	07/31/07	12,866	Restricted stock unit grant
Matthew P. Lawlor	08/07/07	(400)	Gifted shares
Matthew P. Lawlor	09/07/07	(725)	Gifted shares
Matthew P. Lawlor	11/01/07	10,000	Acquired in the open market at $8.93 per share
Matthew P. Lawlor	12/14/07	(2,750)	Gifted shares
Matthew P. Lawlor	12/19/07	(250)	Gifted shares
Matthew P. Lawlor	01/02/08	7,781	Acquired through the vesting of RSUs
Matthew P. Lawlor	01/02/08	(3,159)	Sold in the open market at $11.26 per share
Matthew P. Lawlor	01/02/08	73,690	Restricted stock unit grant
Matthew P. Lawlor	01/02/08	58,674	Stock option grant at market price
Matthew P. Lawlor	02/29/08	23,629	Stock option grant at market price
Matthew P. Lawlor	02/29/08	46,876	Restricted stock unit grant
Matthew P. Lawlor	03/01/08	12,832	Acquired through the vesting of RSUs
Matthew P. Lawlor	03/01/08	(4,132)	Surrendered to the Company
Matthew P. Lawlor	03/01/08	(9,813)	Cancelled performance-vested RSUs
Matthew P. Lawlor	04/10/08	(500)	Gifted shares
Matthew P. Lawlor	05/12/08	62	Acquired in the open market at $9.17 per share
Matthew P. Lawlor	05/14/08	4,021	Acquired in the open market at $9.24 per share
Matthew P. Lawlor	05/14/08	917	Acquired in the open market at $9.17 per share
Matthew P. Lawlor	05/27/08	4,055	Acquired through a stock option exercise
Matthew P. Lawlor	05/27/08	14,965	Acquired through a stock option exercise
Matthew P. Lawlor	09/09/08	48,991	Acquired through a stock option exercise
Matthew P. Lawlor	09/09/08	(24,333)	Sold in the open market at $8.45 per share
Matthew P. Lawlor	09/10/08	(2,200)	Gifted shares
Matthew P. Lawlor	09/17/08	(650)	Gifted shares
Matthew P. Lawlor	10/11/08	15,052	Restricted stock unit grant
Matthew P. Lawlor	10/31/08	5,017	Acquired through the vesting of RSUs
Matthew P. Lawlor	11/10/08	2,574	Restricted stock unit grant
Matthew P. Lawlor	11/15/08	642	Acquired through the vesting of RSUs
Matthew P. Lawlor	11/17/08	2,000	Acquired in the open market at $2.87 per share
Matthew P. Lawlor	11/18/08	2,000	Acquired in the open market at $2.83 per share
Matthew P. Lawlor	11/19/08	2,000	Acquired in the open market at $2.80 per share
Matthew P. Lawlor	11/20/08	1,000	Acquired in the open market at $2.24 per share
Matthew P. Lawlor	11/21/08	2,000	Acquired in the open market at $1.94 per share
Matthew P. Lawlor	11/30/08	5,661	Acquired through the vesting of RSUs
Matthew P. Lawlor	12/15/08	644	Acquired through the vesting of RSUs
Matthew P. Lawlor	12/31/08	5,662	Acquired through the vesting of RSUs
Matthew P. Lawlor	01/01/09	24,298	Acquired through the vesting of RSUs
Matthew P. Lawlor	01/01/09	(9,281)	Surrendered to the Company
Matthew P. Lawlor	02/10/09	(9,000)	Surrendered to the Company

		Number of Shares,
		Stock Options and
		RSUs
		Acquired or
Name	Date	(Disposed of)	Notes

Matthew P. Lawlor	3/1/09	18,943	Acquired through the vesting of RSUs
Matthew P. Lawlor	3/1/09	(6,099)	Surrendered to the Company
Tennenbaum Capital Partners, LLC(1)	3/31/07	1,133,500	Acquired in the open market at $9.02 per share
Tennenbaum Capital Partners, LLC(1)	11/1/07	166,500	Acquired in the open market at $8.98 per share
Tennenbaum Capital Partners, LLC(1)	11/2/07	200,000	Acquired in the open market at $9.17 per share
Tennenbaum Capital Partners, LLC(1)	11/19/07	43,400	Acquired in the open market at $9.13 per share
Tennenbaum Capital Partners, LLC(1)	11/20/07	155,800	Acquired in the open market at $9.49 per share
Tennenbaum Capital Partners, LLC(1)	11/21/07	28,900	Acquired in the open market at $9.50 per share
Tennenbaum Capital Partners, LLC(1)	11/23/07	9,100	Acquired in the open market at $9.48 per share
Tennenbaum Capital Partners, LLC(1)	11/26/07	700	Acquired in the open market at $9.50 per share
Tennenbaum Capital Partners, LLC(1)	11/30/07	114,100	Acquired in the open market at $9.40 per share
Tennenbaum Capital Partners, LLC(1)	7/31/08	974,000	Acquired in the open market at $6.80 per share

(1)	Based on Schedule 14A filed by Tennebaum Capital Partners, LLC with the Securities and Exchange Commission on February 27, 2009.

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

Except as described in this Annex A or this proxy statement, neither any participant nor any of their respective associates (the “Participant Associates”), is either a party to any transaction or series of transactions since January 1, 2008, or has knowledge of any current proposed transaction or series of proposed transactions, (i) to which Online Resources or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000, and (iii) in which any participant or Participant Associate had, or will have, a direct or indirect material interest.

Furthermore, except as described in this Annex A or elsewhere in this proxy statement, (i) no participant or Participant Associate directly or indirectly beneficially owns any securities of Online Resources or any securities of any subsidiary of Online Resources and (ii) no participant or Participant Associate owns any securities of Online Resources of record but not beneficially.

Except as described in this Annex A or this proxy statement, no participant or Participant Associate has entered into any agreement or understanding with any person with respect to any future employment by Online Resources or any of its affiliates or any future transactions to which Online Resources or any of its affiliates will or may be a party.

Except as described in this Annex A or in this proxy statement, no participant or Participant Associate is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Online Resources, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Annex A or in this proxy statement, and excluding any director or executive officer of Online Resources acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2009 Annual Meeting.

WHITE PROXY PROXY ONLINE RESOURCES CORPORATION PROXY FOR ANNUAL MEETING OF STOCKHOLDERS To be held on May 6, 2009 This Proxy is Solicited by the Board of Directors of Online Resources Corporation The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated March [ ], 2009 in connection with the 2009 Annual Meeting of Stockholders to be held on Wednesday, May 6, 2009, at 2:00 P.M. Eastern Daylight Time, at the Washington Dulles Hilton, located at 13869 Park Center Road, Herndon, Virginia 20171, and hereby appoints Matthew P. Lawlor and Catherine A. Graham, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Online Resources Corporation that are registered in the name provided in this Proxy and that the undersigned is entitled to vote at the 2009 Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers that undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSAL 1 (THE ELECTION OF DIRECTORS) AND FOR PROPOSAL 2 (RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS). (Continued and to be signed on the reverse side) SEE REVERSE SIDE TO VOTE BY MAIL, PLEASE DETACH HERE ANNUAL MEETING OF STOCKHOLDERS OF ONLINE RESOURCES CORPORATION May 6, 2009 Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please mark vote as indicated in this example X THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. 1. Proposal to elect the following nominees each as a Director of the Company (check one box only): 2. Proposal to ratify the FOR AGAINST ABSTAIN appointment of KPMG LLP as the Company’s independent registered public accountants for the Company’s year ending December 31, 2009 FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: 01 — Michael H. Heath 02 — Janey A. Place 03 — J. Heidi Roizen INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number of each nominee for which you wish to withhold your vote. Date: , 2009 Signature Signature (if held jointly) Title Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE. TO VOTE BY MAIL, PLEASE DETACH HERE